As filed with the Securities and Exchange Commission on February 1, 2013
Registration No. 333-[               ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CorTS® Trust 2013-1 for [__________] Debentures
(Issuing Entity with respect to the Securities)

STRUCTURED PRODUCTS CORP.
(Sponsor, Depositor and Trustor with respect to Securities)

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6189 (Primary Standard Industry Classification Code Number)	13-3692801 (I.R.S. Employer Identification No.)

390 Greenwich Street
New York, New York 10013
(212) 723-4070
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Jane Chwe, Secretary
Structured Products Corp.
390 Greenwich Street
New York, New York 10013
(212) 816-0578
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Al B. Sawyers
Orrick, Herrington & Sutcliffe LLP
51 West 52nd Street
New York, New York 10019

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)

Trust Certificates	$1,000,000.00	100%	(1)	$136.40
 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1)           Estimated only for purposes of calculating the registration fee.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS, dated February 1, 2013

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Structured Products Corp.
Sponsor, Depositor and Trustor
[_____________] [___]% Corporate-Backed Trust Securities
CorTS® Callable Trust Certificates
(principal amount $25 per CorTS®)
issued by
CorTS® Trust 2013-1 for [__________] Debentures
Issuing Entity

The CorTS® Trust 2013-1 for [__________] Debentures, or the trust, will issue CorTS® Callable Trust Certificates (“CorTS®”), which will represent interests in the trust and will be paid only from the assets of the trust.  The assets of the trust will consist of $[__________] [____]% Debentures due [_________] issued by [________________].

The CorTS® will evidence the right to receive (i) semi-annual interest payments on the principal amount of $25 per CorTS® at an interest rate of [_____]% per year on [________] and [________] of each year, commencing on [__________] and (ii) your pro rata share of a single payment of principal of $[__________] (or $25 per CorTS®) due on [____________] or on such earlier date as described in this prospectus.  The CorTS® represent interests in the trust only and will not represent an interest in or obligations of the sponsor, the trustor, any of their affiliates, or any other party.  No governmental agency or instrumentality has insured or guaranteed the CorTS® or the trust assets.

The trust will also issue one class of interest only certificates and call warrants, neither of which is being offered by this prospectus.  The interest only certificates will evidence the right to receive semi-annual interest payments as described in this prospectus and the call warrants will represent the right to purchase, in whole or in part, the trust assets under certain circumstances.  Scheduled interest distributions on the CorTS® will rank on parity with scheduled distributions on the interest only certificates.  Interest only certificates will have a claim on a portion of the proceeds of the liquidation of the trust assets in certain circumstances.

Investing in the CorTS involves certain risks, which are described in the “Risk Factors”®) section beginning on page [22] in this prospectus.

Application will be made to list the CorTS® on the New York Stock Exchange.  If approved for listing, trading of the CorTS® on the NYSE is expected to commence within a 30-day period after the initial delivery thereof.  No guarantee can be given that a secondary market for the CorTS® will develop or that the CorTS® will remain listed on the NYSE.  See “Underwriting” herein.
_____________________
Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

	Per CorTS®	Total
Public offering price	$[_______]	$[_______]
Underwriting discount	$[_______]	$[_______]
Proceeds to trust (before expenses)	$[_______]	$[_______]

The underwriter expects to deliver your CorTS® in book-entry form only through The Depository Trust Company on or about [_______] [__], 2013.

“CorTS®” is a registered service mark of Citigroup Global Markets Inc.

_____________________

Citigroup
_____________________
[_______] [__], 2013

TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	1
SUMMARY QUESTIONS AND ANSWERS ABOUT CORTS	4
SUMMARY	8
DIAGRAM OF TRUST CASH FLOWS	21
RISK FACTORS	22
THE SPONSOR, DEPOSITOR AND TRUSTOR	30
FORMATION OF THE TRUST	31
USE OF PROCEEDS	31
THE UNDERLYING ISSUER	31
DESCRIPTION OF THE UNDERLYING SECURITIES	32
DESCRIPTION OF THE CORTS	33
DESCRIPTION OF THE TRUST AGREEMENT	44
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	53
CERTAIN ERISA CONSIDERATIONS	61
UNDERWRITING	62
RATINGS	64
LEGAL OPINIONS	64
APPENDIX A DESCRIPTION OF THE UNDERLYING SECURITIES	A-1
APPENDIX B ALLOCATION PERCENTAGES	B-1
INDEX OF TERMS	B-2

i

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

We include cross-references in this prospectus to captions in these materials where you can find further related discussions.  The Table of Contents for this prospectus identifies the pages where these sections are located.

You can find a listing of the pages where terms used in this prospectus are defined under the caption “Index of Terms” beginning on page B-2 in this prospectus.

We have filed a registration statement relating to the CorTS with the Securities and Exchange Commission, referred to in this prospectus as the “SEC.”  This prospectus is a part of the registration statement, but the registration statement includes additional information.  See “Where You Can Find More Information” in this prospectus.

You should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  We do not claim the accuracy of the information appearing in this prospectus as of any date other than the date on the front cover.

For 90 days following the date of this prospectus, all dealers selling CorTS will deliver a prospectus, and such delivery obligation generally may be satisfied through the filing of this prospectus with the Securities and Exchange Commission.  This is in addition to any dealer’s obligation to deliver a prospectus when acting as an underwriter of the CorTS and with respect to their unsold allotments or subscriptions.

EUROPEAN ECONOMIC AREA

This Preliminary Official Statement is not a prospectus for the purposes of regulation 809/2004 of the European commission.  It has been prepared on the basis that all offers of the Bonds will be made pursuant to an exemption under directive 2003/7 1/EC, as implemented in member states of the European Economic Area (“EEA”), from the requirement to produce a prospectus for such offers.  This Preliminary Official Statement is only addressed to and directed at persons in member states of the European Economic Area who are “qualified investors” within the meaning of Article 2(1)(e) of the Prospectus Directive (Directive 2003/7 1/EC) (“Qualified Investors”).  This Preliminary Official Statement must not be acted on or relied on in any such member state of the European Economic Area by persons who are not Qualified Investors.  Any investment or investment activity to which this Preliminary Official Statement relates is available, in any member state of the European Economic Area other than the United Kingdom, only to Qualified Investors, and will be engaged in only with such persons.

NOTICE TO UNITED KINGDOM INVESTORS

This Preliminary Official Statement has not been approved for the purposes of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) and does not constitute an offer to the public in accordance with the provisions of Section 85 of the FSMA.  It is for distribution only to, and is directed solely at, persons who (i) are outside the United Kingdom, (ii) are investment professionals, as such term is defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (iii) are persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise be lawfully communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”).  This Preliminary Official Statement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons.  Any investment or investment activity to which this Preliminary Official Statement relates is available only to relevant persons and will be engaged in only with relevant persons.  Any person who is not a relevant person should not act or rely on this Preliminary Official Statement or any of its contents.

WHERE YOU CAN FIND MORE INFORMATION

The Company filed a registration statement relating to the CorTS with the Securities and Exchange Commission.  This prospectus is a part of the registration statement, but the registration statement includes additional information.

The Company will file with the SEC all required annual reports on Form 10-K, periodic reports on Form 10-D and current reports on Form 8-K.  The Company does not intend to send any financial reports to Certificateholders.

You may read and copy any reports, statements or other information the Company files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms.  The Company's SEC filings are also available to the public on the SEC internet web site (http://www.sec.gov).  The Company's SEC filings may be located by using the SEC Central Index Key (CIK) for [_______], [______].  For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only.  The Company has taken steps to ensure that this URL was inactive at the time the electronic version of this prospectus was created.

REPORTS TO CERTIFICATEHOLDERS

Unless and until Definitive Certificates are issued, on each Distribution Date unaudited reports containing information concerning the trust will be prepared by the Trustee and sent on behalf of the Trust only to Cede & Co., as nominee of DTC and registered holder of the Certificates.  See “Description of the CorTS—Form of the CorTS” and “Description of the Trust Agreement—Reports to Certificateholders; Notices.”  Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

For so long as the Company is subject to the reporting requirements of the Exchange Act, the Company will file distribution reports on Form 10-D in relation to the Trust following each distribution date for the Certificates issued by the Trust, will file an annual report on Form 10-K in relation to such Certificates, and may file additional public reports in relation to the Trust and the Certificates from time to time. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1–800–SEC–0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. [The Trustee [will][may] make reports available with respect to the Trust through its website at [______].]  [Given the limited nature of reporting in relation to the Trust, reports will not be separately made available through any website of the Company or the Trustee].

SUMMARY QUESTIONS AND ANSWERS ABOUT CORTS

This Summary Questions and Answers provides only a brief overview of key aspects of the CorTS and the CorTS Trust 2013-1 for [__________] Debentures, which is referred to in this prospectus as the “CorTS Trust” or the “Trust.”  You should carefully read this entire prospectus to understand fully the terms of the CorTS, as well as the tax and other considerations that are important to your investment decision.  You should pay special attention to the “Risk Factors” section beginning on page [22] of this prospectus when determining whether an investment in the CorTS is appropriate for you.

What are the CorTS?

Each CorTS represents an interest in certain distributions on the Trust assets.  CorTS holders will be entitled to receive semi-annual distributions as described in this prospectus.  The CorTS Trust is offering [________] CorTS at a price of $25 per CorTS.  See “Description of the CorTS—Distributions and Priority of Payments” in this prospectus.

What is the CorTS Trust?

The CorTS Trust will be a New York common law trust formed on the date of the initial delivery of the CorTS under a trust agreement between Structured Products Corp., as sponsor and trustor (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).  On the closing date, the CorTS Trust will issue the CorTS, one class of interest only certificates (the “I/O Certificates”), and the call warrants (the “Call Warrants”), but only the CorTS are being offered by this prospectus.  Each I/O Certificate represents the right to receive semi-annual distributions of interest as described in this prospectus, and each Call Warrant represents the right to purchase a principal amount of $1,000 of the Trust assets as described in this prospectus.

The CorTS Trust will purchase publicly traded fixed-income securities in the secondary market from Citigroup Global Markets Inc., or “CGMI.”  The securities purchased are referred to as the “Underlying Securities.”  The CorTS Trust shall pay the purchase price of the Underlying Securities, by delivering to, or at the direction of, CGMI all of the CorTS, the I/O Certificates and the Call Warrants.  Payments received on the Underlying Securities will be the only source of payments on the CorTS.  See “Formation of the Trust” and “Use of Proceeds” in this prospectus.

What are the Underlying Securities?

The Underlying Securities will initially consist of $[________] [___]% Debentures due [__________] [__], [____] issued by [___________] (the “Underlying Issuer”) as generally described under “Description of the Underlying Securities” in this prospectus and as more fully described in the prospectus under which the Underlying Securities were issued.  The Underlying Securities were issued under a prospectus supplement of the Underlying Issuer dated [__________] [__], [____] relating to a prospectus dated [__________] [__], [____].  Neither the Trustee nor the Company will manage or replace the Underlying Securities held in the CorTS Trust with other securities; however, additional Underlying Securities may be sold to the CorTS Trust in the future.  If additional Underlying Securities are sold to the CorTS Trust in the future, then additional CorTS, additional I/O Certificates and additional Call Warrants will be issued at that time.  See “Description of the Underlying Securities” and “Description of the CorTS—Additional Underlying Securities and Issuance of Additional CorTS, I/O Certificates, and Call Warrants” in this prospectus.

The Underlying Issuer has issued common stock, which currently trades on the New York Stock Exchange (“NYSE”) and has issued debt securities publicly.  Accordingly, the Underlying Issuer files certain reports required under the securities laws.  The information filed by the Underlying Issuer may be obtained from the Securities and Exchange Commission’s website at www.sec.gov.  See “The Underlying Issuer” in this prospectus.

Certain terms of the Underlying Securities, such as the right of the Underlying Issuer to redeem the Underlying Securities prior to their stated maturity date are described in this prospectus.  See “Description of the Underlying Securities” in this prospectus.

What distributions will be made on the CorTS?

Semi-annually on each [__________] and [__________], up to and including [___________], holders of the CorTS will generally be entitled to receive approximately $[_______] per CorTS from payments on the Underlying Securities.  These distributions represent interest accruing at an annual rate of [____]% on the principal amount of $25 per CorTS.  Because interest on the CorTS begins accruing on the closing date, holders will receive approximately $[_____] per CorTS on [__________], the first scheduled distribution date.  Holders of the CorTS will also be entitled to receive $25 in respect of principal per CorTS on [____________], which is the final scheduled distribution date (the “CorTS Maturity Date”), unless the final distribution date occurs earlier.  See “Description of the CorTS—Distributions and Priority of Payments” and “Risk Factors” in this prospectus.

When is the final distribution date?

The CorTS Maturity Date is [____________].  However, the final distribution on the CorTS may be made before the CorTS Maturity Date under the following circumstances:

•	if the Call Warrants are exercised,

•	if an early redemption of the Underlying Securities by the Underlying Issuer occurs,

•
if the Trust is no longer permitted under Item 1100(c)(2) of Regulation AB to refer to periodic reports filed by the Underlying Issuer under the Exchange Act, including by reason of (1) the Underlying Issuer either (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act or (y) fails to file all required periodic reports for any applicable reporting period, or

•	if a Payment Default on the Underlying Securities occurs, or if the maturity of the Underlying Securities is accelerated following a default.

See “Description of the CorTS” and “Risk Factors” in this prospectus.

Under what circumstances will holders of the CorTS receive less than $25 in respect of principal per CorTS?

If a Payment Default on the Underlying Securities occurs (including a Payment Default which occurs after an acceleration of the maturity date of the CorTS), or if the Underlying Issuer is no longer subject to the reporting requirements of, or ceases to file certain reports under, the securities laws for public issuers, CorTS holders may receive less than $25 in respect of principal per CorTS.

In either case, the amount received by CorTS holders will depend on the value of the money or property received by the CorTS Trust following such Payment Default or reporting failure.  If the value of such money or property is less than a certain amount, the CorTS holders will not receive $25 in respect of principal per CorTS.  See “Description of the CorTS” and “Risk Factors” in this prospectus.

In what form will the CorTS be issued?

The CorTS will initially be represented by one or more global securities that will be deposited with and registered in the name of Cede and Co., as nominee of The Depository Trust Company.  This means that you will not receive a physical certificate for your CorTS and that your broker will maintain your position in the CorTS.  The CorTS Trust expects that the CorTS will be ready for delivery through DTC on or about the closing date.  See “Description of the CorTS—Form of the CorTS” in this prospectus.

Will the CorTS be listed on a stock exchange?

Application will be made to list the CorTS on the NYSE.  The CorTS are expected to be approved for listing, subject to official notice of issuance.  If approved for listing, the CorTS are expected to begin trading on the NYSE within 30 days after issuance.  There can be no assurance that the CorTS will remain listed on the NYSE.  See “Description of the CorTS—Listing on the New York Stock Exchange” in this prospectus.

Will the CorTS be rated?

Yes.  It is a condition to the issuance of the CorTS that the CorTS be assigned a rating by a nationally recognized statistical rating organization hired by the Trustor, referred to in this prospectus as the “hired NRSRO.”  There can be no assurance that a non-hired NRSRO will not also rate the CorTS.  A rating on the CorTS by a non-hired NRSRO, if assigned at all, may be lower than the ratings assigned to the CorTS by the hired NRSRO.

Can an employee benefit plan purchase the CorTS?

Yes.  CGMI, as underwriter (the “Underwriter”), expects that the CorTS Trust will satisfy the criteria for treatment as “publicly-offered securities” under the United States Department of Labor’s “plan assets” regulation, with the result that the assets and operations of the CorTS Trust should not be subject to the restrictions imposed by the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).  However, if the CorTS are delisted from the NYSE, additional restrictions imposed by ERISA or Section 4975 of the Code may apply to the purchase of CorTS.  See “Certain ERISA Considerations” in this prospectus.

Is investing in CorTS different from investing in the Underlying Securities?

Yes.  There are important differences between investing in the CorTS and investing in the Underlying Securities.  Some, but not all, of the differences are as follows:

Interest accrues on the CorTS and the Underlying Securities at different rates.  The CorTS accrue interest at a rate of [____]% per year, while the Underlying Securities accrue interest at a rate of [____]% per year.  See “Description of the Underlying Securities” in this prospectus.

The Underlying Securities are subject to the Call Warrants described in this prospectus.  An exercise of the Call Warrants would advance the final scheduled distribution date of the CorTS to the exercise date of the Call Warrants, but would not affect the timing of the final payment on the Underlying Securities.  See “Description of the CorTS—Redemption of the CorTS Upon Exercise of a Call Warrant” in this prospectus.

The final scheduled distribution date of the CorTS may be advanced to a date earlier than the CorTS Maturity Date and holders of the CorTS may receive less than $25 in respect of principal per CorTS if the Underlying Issuer is no longer subject to the reporting requirements of, or ceases to file certain reports required under, the securities laws for public issuers.  No comparable provision applies to the Underlying Securities.  See “Description of the CorTS—Action Upon the Underlying Issuer Failing to Report Under the Exchange Act” and “Risk Factors” in this prospectus.

The rights of a holder of CorTS following a default with respect to the Underlying Securities differ from the rights of a holder of the Underlying Securities.  If a default with respect to the Underlying Securities occurs, the holders of the CorTS must act through the Trustee of the CorTS Trust (and will be subject to the limitations described in the following paragraph), as opposed to acting directly with the trustee for the Underlying Securities.  Proceeds received by the CorTS Trust following a Payment Default with respect to the Underlying Securities will be shared between holders of the CorTS and holders of the I/O Certificates, so holders of the CorTS will not receive the same payment as a holder of an equal principal amount of the Underlying Securities.  See “Description of the CorTS—Recovery on Underlying Securities Following Payment Default” and “Risk Factors” in this prospectus.

The holders of CorTS do not have sole voting rights with respect to the Underlying Securities.  Certain actions relating to the Underlying Securities may be taken by the Trustee of the CorTS Trust only upon obtaining the consent of the holders of the CorTS, the I/O Certificates and the Call Warrants, as applicable.  See “Description of the Trust Agreement—Voting of Underlying Securities” in this prospectus.

SUMMARY

This summary highlights selected information from this prospectus.  It does not contain all of the information you need to consider in making your investment decision.  To understand all of the terms of the offering of the CorTS, you should carefully read this prospectus in full.

Issuing Entity
CorTS Trust 2013-1 for [_________] Debentures, a common law trust to be formed under New York law pursuant to a trust agreement, dated as of [_______], 2013 (the “Base Trust Agreement”), as supplemented by the CorTS Supplement 2013-1, to be dated as of the closing date (the “Trust Supplement” and, together with the Base Trust Agreement, the “Trust Agreement”).  We refer to the CorTS Trust 2013-1 for [__________] Debentures as the “Trust,” the “CorTS Trust,” or the “issuing entity.”

Sponsor and Trustor	Structured Products Corp., a Delaware corporation. We refer to Structured Products Corp. as the “Company” or “Trustor.”
Trustee and Servicer
U.S. Bank National Association, a national banking association.  Its address is 100 Wall Street, Suite 1600, New York, New York 10005. We refer to U.S. Bank National Association as “U.S. Bank” or the “Trustee.”

On the closing date, the Company will provide the Trustee with certain information relating to the Underlying Issuer and the Underlying Securities.  Based on this information, the Trustee will perform certain servicing and administrative functions with respect to the CorTS and the Trust, including, among other things:

• performing distribution calculations,
• remitting distributions on the distribution dates to CorTS holders and
• preparing semi-annual statements to CorTS holders that detail the payments received and the activity on the Underlying Securities during the applicable collection period.
Trustee Compensation
As compensation for the performance of its duties as Trustee, the Trustee will be entitled to payment of Trustee fees and reimbursement of expenses by the Company pursuant to a separate agreement with the Company, however, the Trustee will not have any claim against the Trust with respect thereto.

Underlying Securities
The Trust will acquire from Citigroup Global Markets Inc., referred to in this prospectus as “CGMI,” in exchange for all of the CorTS, the I/O Certificates, and the Call Warrants   $[________] [___]% Debentures due [__________] (the “Underlying Securities”) issued by the Underlying Issuer. The terms of the Underlying Securities are discussed in more detail under “Description of the Underlying Securities” and “Appendix A—Description of the Underlying Securities.”

Underlying Issuer	[__________________] (the “Underlying Issuer”).
Certificates
The CorTS Trust will issue three classes of securities, one of which is the CorTS offered pursuant to this prospectus. The two other classes of securities are the I/O Certificates and the Call Warrants which are sold separately in private transactions as further described herein. The CorTS and the I/O Certificates are collectively the “Certificates.”

Offered Securities	$[_______] [____]% CorTS, principal amount $25 per CorTS.

If additional Underlying Securities are sold to the Trust, then the Trust will issue additional CorTS in a principal amount equal to the principal amount of Underlying Securities so sold to the Trust.  The additional CorTS will rank pari passu with all other outstanding CorTS.  Consent of the Holders of outstanding CorTS will not be required in connection with the issuance of additional CorTS, but notice will be given to Holders of outstanding CorTS not more than ten (10) days after the date on which such additional Underlying Securities are sold to the Trust.

Closing Date	On or about [______]
I/O Certificates and Call Warrants
On the closing date, the Trust will also issue the I/O Certificates and the Call Warrants.  Neither the I/O Certificates nor the Call Warrants are offered by this prospectus.  On the closing date, the Call Warrants will be held by Citigroup Global Markets Limited, an affiliate of the Company.  The Call Warrants may be sold or transferred by Citigroup Global Markets Limited at any time in whole or in part to one or more qualified institutional buyers (as defined in Rule 144A under the Securities Act), and further sold or transferred by any such subsequent holder(s) from time to time.

The I/O Certificates will evidence the right to receive semi-annual interest payments on the notional amount of the I/O Certificates (which as of the date of issuance will be $[___________]) at an interest rate of [___]% per year, accruing from and including the closing date to but excluding [___________], which is the “I/O Certificate Maturity Date” or such earlier date on which the notional amount of the I/O Certificates is reduced as described herein. Scheduled distributions on the I/O Certificates will rank on a parity with scheduled interest distributions on the CorTS.  The I/O Certificates will have a claim on a portion of the proceeds of the liquidation of the Underlying Securities in certain circumstances.  See “Description of the CorTS—Redemption of the CorTS Upon Exercise of a Call Warrant,” “—Redemption of the CorTS Upon Redemption or Acceleration of the Underlying Securities,” “—Recovery on Underlying Securities Following Payment Default”,
“—Action Upon the Underlying Issuer Failing to Report under the Exchange Act”, and “—Description of the I/O Certificates”.

The Call Warrants will represent the right of a holder of the Call Warrants to purchase the Underlying Securities from the Trust on certain dates as described in this prospectus.

If, in the future, additional Underlying Securities are sold to the Trust, additional I/O Certificates in a notional amount equal to the principal amount of Underlying Securities so sold to the Trust will be issued.  Any such additional Underlying Securities will be subject to additional Call Warrants.

CorTS Maturity Date	[_______________]
Interest and Principal Distributions	Except as otherwise described herein, as a holder of CorTS, you will have the right to receive from the Trust:

semi-annual payments of interest on the principal amount of your CorTS accruing from the closing date at a rate of [____]% per year, payable on [_____] and [_____] of each year, beginning on [___________], 2013, until the CorTS Maturity Date or until earlier redemption date or acceleration date as described herein; and

the pro rata share for your CorTS of a single payment of principal of $[___________] (or $25 per CorTS) plus accrued and unpaid interest there on to the CorTS Maturity Date or until earlier redemption date or acceleration date as described herein; the CorTS Maturity Date is [________].

Early Termination of Trust and Redemption of the CorTS	The Trust will redeem your CorTS prior to the CorTS Maturity Date:
• in whole or in part if the Call Warrants are exercised in whole or in part,
• in whole or in part if the Underlying Issuer redeems the Underlying Securities in whole or in part,

•  in whole if the Trust is no longer permitted under Item 1100(c)(2) of Regulation AB to refer to periodic reports filed by the Underlying Issuer under the Exchange Act (an “SEC Reporting Failure”), including by reason of (1) the Underlying Issuer either (x) starting in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act or (y) failing to file all required periodic reports for any applicable reporting period, or

• in whole if a Payment Default on the Underlying Securities occurs, or if the maturity of the Underlying Securities is accelerated following a default.

If the Trust is terminated prior to the CorTS Maturity Date due to an exercise of the Call Warrants, the CorTS holders will receive an amount equal to $25 per CorTS plus accrued and unpaid interest thereon to the date of redemption or exercise of the Call Warrants (plus $1.00 in the case of an exercise of the Call Warrants prior to [________] [__], [_____] in connection with a publicly announced tender offer of the Underlying Securities by the Underlying Issuer or any of its affiliates).

If the Trust is terminated prior to the CorTS Maturity Date due to a redemption of the Underlying Securities or a default on the Underlying Securities (other than a Payment Default) and acceleration of the maturity of the Underlying Securities, then the CorTS holders will receive, to the extent redemption proceeds are available for distribution in accordance with the priority of payments described herein, an amount equal to $25 per CorTS plus accrued and unpaid interest thereon to the date of redemption.

If the Trust is terminated prior to the CorTS Maturity Date due to a Payment Default on the Underlying Securities (including a Payment Default resulting from an acceleration of the maturity of the CorTS), or an SEC Reporting Failure, which, in either case, does not result in a deemed exercise of the Call Warrants, holders of the CorTS and the I/O Certificates will share the proceeds of the liquidation of the Underlying Securities according to the Allocation Percentages (as defined herein), which will result in the holders of CorTS receiving less than $25 per CorTS plus accrued and unpaid interest.

See “Description of the CorTS—Redemption of the CorTS Upon Exercise of a Call Warrant,” “—Redemption of the CorTS Upon Redemption or Acceleration of the Underlying Securities,” “—Recovery on Underlying Securities Following Payment Default” and “—Action Upon the Underlying Issuer Failing to Report under the Exchange Act.”

Call Warrants; Exercise of Call Warrants; Redemption of the CorTS
On any Business Day on or after [________] [__], [2018], the Warrantholders will have the right to purchase, in whole or in part, the Underlying Securities from the Trust.  The Underlying Securities would be purchased from the Trust at a price equal to (i) the principal amount of the Underlying Securities being purchased plus accrued and unpaid interest thereon to the purchase date and (ii) the I/O Payment Amount (as defined herein), which sum is referred to as the “Exercise Price.”  If a Call Warrant is exercised, CorTS with a principal amount equal to the principal amount of Underlying Securities being purchased upon such exercise will be redeemed for an amount equal to $25 per CorTS plus accrued and unpaid interest thereon to the date of redemption.

In addition, the Call Warrants will become immediately exercisable and/or, under certain circumstances (as described below), will be deemed to be exercised, upon the occurrence of any of the following events:

• The commencement of a publicly announced tender offer for all or a portion of the Underlying Securities by the Underlying Issuer or any of its affiliates;
• The occurrence of certain events of bankruptcy, insolvency and reorganization with respect to the Underlying Issuer;
• A redemption of all or a portion of the Underlying Securities or an acceleration of the Underlying Securities;
• The occurrence of an SEC Reporting Failure; and
• The occurrence of a Payment Default on the Underlying Securities.

On any Business Day following (i) the occurrence of certain events of bankruptcy, insolvency and reorganization with respect to the Underlying Issuer or (ii) the commencement of a publicly announced tender offer for all or a portion of the Underlying Securities by the Underlying Issuer or any of its affiliates (but on or before the date such tender offer expires or is consummated), the Warrantholders will have the right to purchase, in  whole or in part, the Underlying Securities from the Trust.  The Underlying Securities would be purchased in the manner set forth in the preceding paragraph except that if the purchase occurs prior to [________] [__], [2018] and in connection with a publicly announced tender offer, the Warrantholder will be required to pay the Exercise Price plus an amount sufficient to ensure that the CorTS will be paid an additional $1.00 per $25.00 CorTS.

Upon the occurrence of a redemption of the Underlying Securities, whether as a result of a redemption by the Underlying Issuer, an acceleration following a default or otherwise, Call Warrants proportionate to the amount of the Underlying Securities to be redeemed may be deemed to be exercised and cash-settled and the CorTS in an amount equal to the amount of the Underlying Securities to be redeemed will receive payment in an amount equal to $25 per CorTS redeemed plus accrued and unpaid interest to the date of redemption.

See “Description of the CorTS—Redemption of the CorTS Upon Redemption or Acceleration of the Underlying Securities.”

In the event of an SEC Reporting Failure, the Underlying Securities will be liquidated and the Call Warrants will become immediately exercisable and, if “in-the-money” or “at-the-money” (i.e., the value of the Underlying Securities is at least equal to the principal of, and accrued interest on, the CorTS plus the I/O Payment Amount and accrued interest on the I/O Certificates), will be deemed to be exercised and will be cash-settled from the liquidation proceeds of the Underlying Securities after all payments made to the CorTS Certificateholders and I/O Certificateholders.  Under such circumstances, the CorTS Certificateholders will receive liquidation proceeds in an amount equal to $25 per CorTS plus accrued and unpaid interest thereon to the date of liquidation.  The CorTS Certificateholders will not receive any additional liquidation proceeds available for distribution.  If the Call Warrants are not “in-the-money” or “at-the-money” and are not exercised before the liquidation of the Underlying Securities, they will expire worthless and the liquidation proceeds will be distributed to the CorTS Certificateholders and I/O Certificateholders in accordance with the Allocation Percentages.  See “Description of the CorTS—Action Upon the Underlying Issuer Failing to Report Under the Exchange Act.”

In the event of a Payment Default on the Underlying Securities, the Call Warrants will, if “in-the-money”, be deemed to be exercised and will be cash-settled for an amount equal to any proceeds received in respect of the Underlying Securities as a result of such Payment Default remaining after all payments made to the CorTS Certificateholders and I/O Certificateholders in connection with such Payment Default.   Under such circumstances, the CorTS Certificateholders will receive liquidation proceeds in an amount equal to $25 per CorTS plus accrued and unpaid interest thereon to the date of liquidation.  The CorTS Certificateholders will not receive any additional liquidation proceeds available for distribution.  If the Call Warrants are not “in-the-money”, they will expire worthless and the liquidation proceeds will be distributed to the CorTS Certificateholders and I/O Certificateholders in accordance with the Allocation Percentages.  See “Description of the CorTS—Recovery on Underlying Securities Following Payment Default.”

A holder of Call Warrants is not required to exercise Call Warrants with respect to the Underlying Securities at any time (except for the deemed exercises described in the preceding three paragraphs).  Therefore, there can be no assurance that the Trust will redeem your CorTS prior to the CorTS Maturity Date as a result of the Call Warrants being exercised.  Should the Trust redeem your CorTS prior to the CorTS Maturity Date as a result of an exercise of the Call Warrants, the Trustee will notify you by mail at least ten (10) days before such date of redemption.

Optional Redemption or Acceleration of the Underlying Securities; Redemption of CorTS	The Underlying Issuer has the right to redeem the Underlying Securities in whole at any time or in part from time to time at a make-whole redemption price (an “Optional Redemption”).
If a default occurs with respect to the Underlying Securities, the maturity of the Underlying Securities may be accelerated.

Upon the occurrence of an Optional Redemption, or an acceleration of the Underlying Securities, redemption proceeds or amounts paid as a result of the acceleration (to the extent of funds available) will be allocated in the following order of priority:  (i) CorTS selected by lot for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Securities to be redeemed (or all CorTS if an acceleration has occurred), will be redeemed at a price equal to $25 per CorTS plus accrued and unpaid interest thereon to the date of redemption; (ii) the notional amount of the I/O Certificates will be reduced by an amount equal to the principal amount of the Underlying Securities to be redeemed or accelerated and the I/O Certificateholders will receive accrued and unpaid interest on the notional amount of the I/O Certificates to be reduced; (iii) the I/O Certificateholders will receive an amount equal to the I/O Payment Amount (as defined herein); and (iv) Call Warrants proportionate to the amount of Underlying Securities to be redeemed will, if “in-the-money”, be deemed to be exercised on a pro rata basis for each holder of Call Warrants and will be cash-settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clauses (i) through (iii) above, otherwise, such Call Warrants will expire worthless, and, in either case, such Call Warrants will cease to be outstanding.

Conditional Right to Shorten Maturity Date
The Underlying Issuer has the right to shorten the maturity date of the Underlying Securities in the event that, in the opinion of an independent tax counsel, a change in the U.S. tax laws will cause the interest paid on the Underlying Securities to cease to be deductible for U.S. federal income tax purposes.  In the event the Underlying Issuer shortens the maturity date of the Underlying Securities, the maturity date of the CorTS will be similarly shortened.  See “Description of the CorTS—Conditional Right to Shorten Maturity” herein.

Additional Underlying Securities; Issuance of Additional Certificates
From time to time hereafter, additional Underlying Securities may be sold to the Trust without the consent of Certificateholders, in which case additional CorTS will be issued in a principal amount equal to the principal amount of Underlying Securities so sold to the Trust.  Any such additional CorTS issued will rank pari passu with the CorTS issued on the Closing Date and such additional CorTS together with the CorTS issued on the Closing Date will be backed by the expanded asset pool consisting of the Underlying Securities originally sold to the Trust on the Closing Date and the additional Underlying Securities.  Additional I/O Certificates in a notional amount equal to the principal amount of the additional Underling Securities so sold to the Trust will also be issued. Any such additional Underlying Securities which are sold to the Trust after the Closing Date will be subject to additional Call Warrants. Additional CorTS will only be issued in connection with the sale of additional Underlying Securities to the Trust. Notice will be given to existing Certificateholders of the sale of additional Underlying Securities to the Trust not more than 10 days after the date on which such additional Underlying Securities are sold to the Trust.  Because additional Underlying Securities may be sold to the Trust as described above, the Trust is a “master trust” within the meaning of Item 1101(c)(3)(i) of Regulation AB.

Denominations	Each CorTS will have a principal amount of $25.
Registration, Clearance and Settlement	Your CorTS will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company.
Tax Considerations
The parties to the Trust Agreement intend to treat the Trust as a grantor trust for U.S. federal income tax purposes.  It is the opinion of Orrick, Herrington & Sutcliffe LLP (“Special Tax Counsel”) that, assuming compliance with all provisions of the Trust Agreement without any waiver thereof, the Trust should not be classified for U.S. federal income tax purposes as an association taxable as a corporation (or a publicly traded partnership treated as a corporation).  See “Material U.S. Federal Income Tax Consequences” in this prospectus.

The Underlying Issuer intends to treat the Underlying Securities as debt for U.S. federal income tax purposes.  Although the Underlying Issuer is taking the position that the Underlying Securities are debt for U.S. federal income tax purposes, the Underlying Securities Prospectus does not indicate that an opinion (as to their status as debt) was given.  Accordingly, if the Underlying Securities are not debt for U.S. federal income tax purposes, among other consequences, interest on the Underlying Securities could be characterized as dividends for U.S. federal income tax purposes and may be subject to U.S. federal withholding tax unless reduced or eliminated by an applicable income tax treaty.  The Trust currently intends to take the position that the Underlying Securities are debt for U.S. federal income tax purposes.  See “Material U.S. Federal Income Tax Consequences” in this prospectus.

For U.S. federal income tax purposes, a CorTS represents two separate components – an interest in the Underlying Securities other than the interest represented by the I/O Certificates and your pro rata share of the obligation under the Call Warrants.  Thus, for U.S. federal income tax purposes, you should be treated as the owner of your pro rata share of the Stripped Underlying Securities and as the owner of your pro rata share of the Call Warrants and should be taxed on each component separately.  See “Material U.S. Federal Income Tax Consequences” in this prospectus.

If you are a U.S. Holder (as defined below under the heading “Material U.S. Federal Income Tax Consequences”), for U.S. federal income tax purposes, you will be required to include in income your pro rata share of all interest payments on the Stripped Underlying Securities (as defined below under the heading “Material U.S. Federal Income Tax Consequences”) received by the Trust in accordance with your usual method of tax accounting, your pro rata share of the Call Warrant Premium (as defined below under the heading “Material U.S. Federal Income Tax Consequences”) should not be included in gross income prior to the exercise, transfer, lapse or termination of the Call Warrants. You should recognize capital gain or loss on your pro rata share of the Stripped Underlying Securities in an amount equal to the portion of the amount received on the sale, exchange or other disposition of CorTS that is allocable to the Stripped Underlying Securities less the portion of the amount paid for the CorTS that is allocable to the Stripped Underlying Securities and less any premium you elect to amortize with respect to the Stripped Underying Securities. Your pro rata share of the Call Warrant Premium should be treated as short-term capital gain upon a lapse of the Call Warrants, and (B) upon the exercise of the Call Warrants or a sale, exchange or other disposition of the CorTS, you should recognize capital gain or loss, as the case may be, calculated by reference to the difference between your ratable share of the Call Warrant Premium and the amount received on the sale, exchange or other disposition of a CorTS that is allocated to the Call Warrants. Such gain or loss will be short-term capital gain or loss, even if you hold your CorTS for more than one year. See “Material U.S. Federal Income Tax Consequences” in this prospectus.

If you are a Non-U.S. Holder (as defined below under the heading “Material U.S. Federal Income Tax Consequences”) and the Underlying Securities are property characterized as indebtedness for U.S. federal income tax purposes, and provided that you are not (1) a controlled foreign corporation, as such term is defined in the Code, which is related to the Underlying Issuer through stock ownership, (2) a person owning, actually or constructively, securities representing at least 10% of the total combined outstanding voting power of all classes of voting stock of the Underlying Issuer, or (3) a bank that acquired CorTS in consideration of an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, payments of principal of, and interest on, the Stripped Underlying Securities to you should not be subject to U.S. federal withholding tax provided that you comply with applicable requirements described under the heading “Material U.S. Federal Income Tax Consequences—U.S. Federal Income Taxation of U.S. Holders of CorTS—U.S. Backup Withholding Tax and Information Reporting.”  If you are a Non-U.S. Holder of CorTS, provided that you comply with applicable requirements described under the heading “Material U.S. Federal Income Tax Consequences—U.S. Federal Income Taxation of U.S. Holders of CorTS—U.S. Backup Withholding Tax and Information Reporting,” any gain realized by you upon the sale, exchange or retirement of CorTS generally should not be subject to U.S. federal income tax, unless (i) such gain is effectively connected with the conduct by you of a trade or business in the United States; or (ii) if you are an individual, you are present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement and certain other conditions are met.  See “Material U.S. Federal Income Tax Consequences” in this prospectus.

ERISA Considerations
An “employee benefit plan” subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or a “plan” subject to Section 4975 of the Internal Revenue Code of 1986, contemplating the purchase of CorTS should consult with its counsel before making such a purchase.  The fiduciary of such an employee benefit plan or plan and such legal advisors should consider whether the CorTS will satisfy all of the requirements of the “publicly-offered securities” exception described herein or the possible application of other “prohibited transaction exemptions” described herein.  However, if the CorTS are delisted from the NYSE, additional restrictions imposed by the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986 may apply to the purchase of CorTS.  See “Certain ERISA Considerations” herein.

Listing
Application will be made to list the CorTS on the New York Stock Exchange.  If approved for listing, trading of the CorTS on the NYSE is expected to commence within a 30-day period after the initial delivery thereof.  There can be no assurance that the CorTS will remain listed on the NYSE.  See “Underwriting” herein.

Ratings
It is a condition to issuance of the CorTS that they be rated by the hired NRSRO.  The hired NRSRO may maintain ongoing rating surveillance with respect to the CorTS, but neither the Trustee nor the Company will monitor any changes in the rating of the CorTS after the closing date.

DIAGRAM OF TRUST CASH FLOWS

RISK FACTORS

You should consider the following factors in deciding whether to purchase the CorTS:

1.
No Investigation into the Business Condition of the Underlying Issuer Has Been Made by the Company, Underwriter or Trustee in Connection with the Offering of the CorTS.  None of the Trustor, the Underwriter or the Trustee has made, or will make, any investigation of the business condition, financial or otherwise, of the Underlying Issuer, or verified or will verify any reports or information filed by the Underlying Issuer with the SEC or otherwise made available to the public.  None of the Trustor, the Underwriter or the Trustee is affiliated with the Underlying Issuer.

Certificateholders will be exposed to the credit risk of the Underlying Issuer.  Material information with respect to the Underlying Issuer is described in public filings prepared by the Underlying Issuer and referred to in this prospectus.  In addition, the risk factors in this prospectus do not include any risk factors relating to the Underlying Issuer.

It is strongly recommended that prospective investors in the CorTS consider and evaluate publicly available financial and other information regarding the Underlying Issuer.  The issuance of the certificates should not be construed as an endorsement by the Trustor, the Underwriter or the Trustee of the financial condition or business prospects of the Underlying Issuer.  Potential certificateholders should obtain and evaluate the same information concerning the Underlying Issuer as they would obtain and evaluate if they were investing directly in the Underlying Securities or in other debt securities issued by the Underlying Issuer.  None of the Trustor, the Trustee, the Underwriter, or any of their respective affiliates, assumes any responsibility for the accuracy, timeliness or completeness of any publicly available information of the Underlying Issuer filed with the Commission or any other comparable United States or international government agency or otherwise made publicly available or considered by a purchaser of the certificates in making its investment decision in connection therewith.  See “Description of the Underlying Securities” in this prospectus.

One or more affiliates of the Trustor and/or the Underwriter may publish research reports from time to time with respect to the Underlying Issuer.  Such reports may make negative recommendations with respect to securities of the Underlying Issuer.  None of the Trustor, the Underwriter or the Trustee undertakes any responsibility to reflect or account for in this prospectus the conclusions or analyses set forth in such research reports.  You may obtain a copy of any research reports relating to the Underlying Issuer by requesting them from your broker or from the Trustor and/or the Underwriter directly.

2.
The Underlying Issuer is the Only Payment Source.  The payments made by the Underlying Issuer on the Underlying Securities are the only source of payment for your CorTS, except in the case where a holder of the Call Warrants exercises a Call Warrant with respect to the Underlying Securities.  The Underlying Issuer is vulnerable to adverse business conditions which may affect payment on the Underlying Securities, and in turn, payment on the CorTS.  Financial difficulties experienced by the Underlying Issuer could cause delays in payment, partial payment or nonpayment of the Underlying Securities and the CorTS. The Underlying Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions; should the Underlying Issuer experience financial difficulties, this could result in any combination of a delay in payment, partial payment or non-payment of your CorTS.  In the event of nonpayment on the Underlying Securities by the Underlying Issuer, you will bear the risk of such nonpayment.  See “Description of the CorTS—Recovery on Underlying Securities Following Payment Default” herein.  In deciding whether to purchase or sell CorTS, an investor should therefore obtain and evaluate information concerning the Underlying Issuer as if it were investing directly in securities issued by that person.  The Issuing Entity, the Trustee, the Trustor, the Underwriter and their affiliates have not verified, have not undertaken to verify and will not verify, the accuracy, completeness or continued availability of any such information, and have not made any investigation of the financial condition or creditworthiness of any such person.  Furthermore, we cannot give any assurance that all events occurring prior to the date any CorTS are offered for sale (including events that would affect the accuracy or completeness of the publicly available documents) that would affect the creditworthiness of the Underlying Issuer have been publicly disclosed.  Therefore, neither the issuance and sale of any CorTS nor the inclusion of information regarding the Underlying Issuer in this prospectus should be construed as an endorsement of the Underlying Issuer or a statement regarding the financial condition or creditworthiness of the Underlying Issuer.  The CorTS will not represent a recourse obligation of or interest in the Company or any of its affiliates.  The CorTS will not be insured or guaranteed by any government agency or instrumentality, the Company, any Person affiliated with the Company or the Trust, or any other Person.  The obligations, if any, of the Company with respect to the CorTS will only be pursuant to certain limited representations and warranties with respect to the Underlying Securities.

3.
Bankruptcy of Certain Transaction Parties May Cause a Delay or Reduction in Payment on the CorTS.  The Trustor will represent and warrant that its transfer of the Underlying Securities to the Trust is a sale.  If the Trustor were to become a debtor in a bankruptcy case, and a party in interest (including the Trustor itself) were to take the position that the transfer of the Underlying Securities to the Trust should be re-characterized as the grant of a security interest in the Underlying Securities to secure a borrowing of the Trustor, delays in payments on the Certificates could result.  If a court were to adopt such position, then delays or reductions in payments on the CorTS could result.

4.
Allocation of Payment to Holders of the I/O Certificates May Result in Losses for Holders of the CorTS.  If a Payment Default on the Underlying Securities occurs, the Underlying Securities will be liquidated by the Trust and liquidation proceeds will be allocated to the holders of the CorTS and the I/O Certificates in accordance with the Allocation Percentages.  This allocation of liquidation proceeds may cause the holders of the CorTS to receive less than they would have received if they owned the Underlying Securities directly.  See “Description of the CorTS—Recovery on Underlying Securities Following Payment Default.”  The CorTS Trust may be required to terminate if the Underlying Issuer is no longer subject to the reporting requirements of, or ceases to file periodic reports under, the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  Under current rules of the SEC, the CorTS Trust will be required to terminate if the Underlying Issuer is no longer subject to the reporting requirements of, or ceases to file periodic reports under, the Exchange Act and information about the Underlying Issuer or the Underlying Securities is not available in accordance with the rules of the SEC.  If the CorTS Trust so terminates, the Underlying Securities will be sold in accordance with the Trust Agreement and the proceeds will be distributed as described herein.  If the liquidation price of the Underlying Securities is less than the Exercise Price of the Call Warrants (as described herein), the proceeds of the sale of the Underlying Securities will be allocated between the holders of the CorTS and the I/O Certificates according to the allocation percentages specified on Appendix B to this prospectus (the “Allocation Percentages“).  If the liquidation price of the Underlying Securities is equal to or greater than the Exercise Price of the Call Warrants, the Call Warrants will be deemed to be exercised and the holders of the CorTS will receive $25 per CorTS plus accrued and unpaid interest.  See “Description of the CorTS—Action Upon The Underlying Issuer Failing to Report Under the Exchange Act” herein.

5.
None of the Trustee, the Company or the Underwriter Can Predict Whether The Underlying Issuer Will Cease Reporting.  The Underlying Issuer would no longer be required to file periodic reports under the Exchange Act under a variety of circumstances, including but not limited to, (i) the Underlying Issuer no longer having publicly issued common stock or debt listed on the NYSE or any other national securities exchange and each issue of the Underlying Issuer’s publicly issued common stock or debt being held by a limited number of holders, (ii) certain mergers, sales or other reorganizations of the Underlying Issuer which result in the Underlying Issuer not being a reporting company, or (iii) the Underlying Issuer ceasing to file certain financial information in connection with its reporting requirements under the Exchange Act.  It is not possible to predict whether the Underlying Issuer will, in the future, cease filing periodic reports and whether, as a result, the Trust would terminate.  Given this uncertainty, none of the Trustee, the Company or the Underwriter is able to predict whether the Underlying Issuer will cease filing reports in the future.  Investors in the CorTS should make their own determination of the likelihood that the Underlying Issuer will cease filing reports in the future.  See “The Underlying Issuer” and “Description of the CorTS—Action Upon the Underlying Issuer Failing to Report Under the Exchange Act”.

6.
The Warrantholders May Cause the Redemption of the CorTS.  On any Business Day on or after [________] [__], [____] (or earlier in the case of a SEC Reporting Failure, the occurrence of certain events of bankruptcy, insolvency and reorganization with respect to the Underlying Issuer, or a publicly announced tender offer for the Underlying Securities by the Underlying Issuer or any of its affiliates), Warrantholders will have the right to purchase, in whole or in part, the Underlying Securities from the Trust.  The purchase of the Underlying Securities from the Trust by the holders of the Call Warrants will cause the redemption of the CorTS (selected by lot, in the case of a partial exercise of the Call Warrants) with a principal amount equal to the principal amount of Underlying Securities being purchased for an amount equal to $25 per CorTS (plus $1.00 in the case of an exercise of the Call Warrants prior to [________] [__], [____] in connection with a publicly announced tender offer of the Underlying Securities by the Underlying Issuer or any of its affiliates) plus accrued and unpaid interest thereon to the date of redemption.  Investors should be aware that the holder of the Call Warrants may at any time be the holder of the I/O Certificates.

7.
The Underlying Securities May Be Redeemed by the Underlying Issuer.  The Underlying Issuer has the right to redeem the Underlying Securities in whole at any time or in part from time to time at a make-whole redemption price (an “Optional Redemption”).  See “Description of the CorTS—Redemption of the CorTS Upon Redemption or Acceleration of the Underlying Securities” herein.

The occurrence of an Optional Redemption will cause the redemption of the CorTS (selected by lot, in the case of a partial redemption) with a principal amount equal to the principal amount of Underlying Securities being redeemed, for an amount equal to $25 per CorTS plus accrued and unpaid interest thereon to the date of redemption, to the extent redemption proceeds are available for distribution in accordance with the priority of payments described herein.  See “Description of the CorTS—Redemption of the CorTS Upon Redemption or Acceleration of the Underlying Securities” herein.

The Underlying Issuer is not required to redeem the Underlying Securities prior to their stated maturity.  Therefore, there can be no assurance that the Trust will redeem your CorTS prior to the CorTS Maturity Date.  Should the Trust redeem your CorTS prior to the CorTS Maturity Date, the Trustee will notify you by mail at least ten (10) days before such date of redemption.

A redemption of the Underlying Securities may result in an early redemption or a call of the CorTS at a time when reinvestment in securities with yields comparable to that of the CorTS is not possible.  There can be no assurance that any redemption of the Underlying Securities will not have an adverse effect on the yield on a holder’s CorTS.

8.
There May Not be a Liquid Secondary Market for the CorTS.  Although application has been made to list the CorTS on the NYSE, there can be no assurance that the CorTS will be approved or, once listed, will continue to be eligible for trading thereon.  There can also be no assurance as to whether there will be a secondary market in the CorTS or, if there is such a secondary market, whether such market will be liquid or illiquid.  If the secondary market for the CorTS is limited, there may be few buyers if you decide to sell your CorTS prior to the CorTS Maturity Date.  This may affect the price you will receive on the CorTS.  There is currently no secondary market for the CorTS.

9.
Certain Payments to CGMI.  On [___________], as payment of the balance of the purchase price for the Underlying Securities, the Trustee will pay to CGMI the amount of the interest accrued on the Underlying Securities from [___________] to but not including the closing date of the CorTS issuance.  In the event CGMI is not paid such accrued interest on such date, CGMI will have a claim for such accrued interest, and will share on a parity with the CorTS Certificateholders and the I/O Certificateholders to the extent of such claim in the proceeds from the recovery on the Underlying Securities.  See “Description of the CorTS—Recovery on Underlying Securities Following Payment Default” herein.

10.
The Underlying Issuer May Shorten the Maturity of the Underlying Securities if a Tax Event Occurs.  Upon the occurrence of a Tax Event (as defined below), the Underlying Issuer will have the right to shorten the maturity of the Underlying Securities to the extent required, in the opinion of a nationally recognized independent tax counsel, such that after the shortening of the maturity, interest paid on the Underlying Securities will be deductible for U.S. federal income tax purposes.  There can be no assurance that the Underlying Issuer would not exercise its right to shorten the maturity of the Underlying Securities upon the occurrence of such a Tax Event.  The Underlying Issuer’s exercise of its right to shorten the maturity of the Underlying Securities may be a taxable event to holders of the CorTS.

11.
The Market Value of Underlying Securities May Decline.  The market value of the Underlying Securities, due to their long dated maturity, will be very sensitive to changes in prevailing market interest rates, and will also vary depending upon the creditworthiness of the Underlying Issuer and other factors.  Any decline in the market value of the Underlying Securities will correspondingly affect the market value of the CorTS, and a holder of the CorTS will bear the risk of any such decline in market value.

12.
Conflicts of Interest.  CGMI and other affiliates of the Company may commence, maintain or continue to maintain commercial relationships with respect to the Underlying Issuer or its affiliates.  In particular, affiliates of the Company may provide investment banking and other financial services, and may enter into derivative transactions with, the Underlying Issuer or its affiliates. Affiliates of the Company may also hold long or short positions with respect to securities or other obligations of the Underlying Issuer or its affiliates (including the Underlying Securities), or may enter into credit derivative or other derivative transactions with third parties with respect to those obligations. In connection with those transactions, affiliates of the Company may exercise or enforce rights against, and may otherwise act with respect to, the Underlying Issuer or its affiliates without regard to the issuance of the CorTS and the related transactions described in this prospectus. Any such actions might have an adverse effect on the Underlying Securities or the Underlying Issuer, the ability of the Trust to exercise or enforce any rights with respect to the Underlying Securities or the value of the CorTS. In the case of a bankruptcy or insolvency of the Underlying Issuer or its affiliates, or any other default under securities or other obligations of the Underlying Issuer or its affiliates (including the Underlying Securities), the interests of CorTS Certificateholders with respect to Underlying Securities held by the Trust may be in conflict with the interests of affiliates of the Company that have entered into transactions with the Underlying Issuer or its affiliates.

13.
If the Underlying Securities are not Treated as Indebtedness, the U.S. Federal Income Tax Consequences to Certificateholder May Differ.  The Underlying Securities are assumed to constitute debt instruments for U.S. federal income tax purposes.  No opinion of counsel has been issued to such effect.  If the U.S. Internal Revenue Service (the “IRS”) were to challenge successfully the classification of the Underlying Securities as indebtedness, the Underlying Securities would likely be treated as equity of the Underlying Issuer for U.S. federal income tax purposes, and the Trust may be treated as a partnership for U.S. federal income tax purposes.  Payments on the Underlying Securities (including amounts denominated as interest) may be treated as dividends to the extent of current or accumulated earnings and profits of the Underlying Issuer.  A Non-U.S. Holder (as defined below under the heading “Material U.S. Federal Income Tax Consequences”) may be subject to 30% federal withholding tax in respect of amounts treated as dividends unless such holder qualified for a lower withholding rate under an applicable U.S. income tax treaty. In addition, holders of the CorTS may be subject to the tax accounting rules applicable to stock rather than indebtedness, and partnerships, rather than grantor trusts, which could differ significantly.

14.
Tax Considerations Should Be Reviewed.  Special Tax Counsel has delivered an opinion to the Company that the discussion contained in this prospectus under the caption “Material U.S. Federal Income Tax Consequences,” to the extent it relates to matters of U.S. federal income tax law and legal conclusions with respect thereto, is accurate in all material respects.  Additionally, it is the opinion of Special Tax Counsel that the Trust will not be classified as an association taxable as a corporation (or publicly traded partnership treated as a corporation) for federal income tax purposes.   Special Tax Counsel has not delivered (and does not intend to deliver) any other opinions regarding the Trust or the Certificates.  Prospective investors should be aware that no rulings have been sought from the IRS, and that legal opinions are not binding on the IRS or the courts.  Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel’s opinions.  If, contrary to Special Tax Counsel’s opinion, the Trust is characterized or treated as a corporation for U.S. federal income tax purposes, among other consequences, the Trust would be subject to U.S. federal income tax (and may be subject to similar state income or franchise taxes) on its net income and distributions to Certificateholders would be impaired.  See “Material U.S. Federal Income Tax Consequences” in this prospectus.

15.
Investment Company Act of 1940 Considerations Should Be Reviewed.  The Investment Company Act of 1940 defines as an “investment company” companies engaged in the business of investing, reinvesting, owning, holding, or trading in securities.  Unless an exclusion or safe harbor applies, a company is an investment company if it owns “investment securities” with a value exceeding forty percent (40%) of the value of its total assets on an unconsolidated basis, excluding government securities and cash items.  One exclusion from the definition of “investment company” is provided to certain issuers of asset backed securities that comply with Rule 3a-7 of the Investment Company Act.  The Company believes, based on opinion of counsel, that the Trust is and will remain exempt from the registration requirements of the Investment Company Act based on Rule 3a-7 of the Investment Company Act.  Registration under the Investment Company Act or a determination that the Trust failed to register likely would have a material adverse impact on the Company or Trust, and distributions to holders of the CorTS could be seriously impaired.

16.
Limited Nature of Rating; Reduction or Withdrawal of Rating Could Occur Which May Adversely Affect the Value of the Certificates.  It is a condition to issuance of the CorTS that they be rated the same as the Underlying Securities.  Ratings are not a recommendation to purchase, hold or sell the CorTS, inasmuch as such rating does not comment as to market price or suitability for a particular investor.  In addition, the ratings do not address the likelihood that the principal amount of the CorTS will be paid prior to its final legal maturity date.  There can be no assurance that the ratings will remain for any given period of time or that the ratings will not be lowered or withdrawn entirely.  It is possible that a non-hired NRSRO may assign ratings on the CorTS.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the Trustor, the Underwriter or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus.  NRSROs, including the hired NRSRO, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the CorTS, there can be no assurance that such rating will not be lower than the ratings provided by the hired NRSRO, which could adversely affect the market value of your CorTS and/or limit your ability to resell your CorTS.

17.
Global Certificates Limit Direct Voting and Ability to Pledge CorTS.  The CorTS will initially be represented by one or more Global Certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and will not be issued as individual Definitive Certificates to the purchasers of such CorTS.  Consequently, unless and until such individual Definitive Certificates are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement.  Hence, until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through DTC and its respective participating organizations and, as a result, the ability of any such purchaser to pledge its CorTS to persons or entities that do not participate in DTC’s system, or to otherwise act with respect to such CorTS, may be limited.  See “Description of the CorTS—Form of the CorTS.”

18.
Publicly Available Information or Non-Public Information which may be Obtained from the Trustee Concerning Underlying Issuer Should Be Reviewed; Risk of Loss if Such Information Not Available.  To the extent possible, it is strongly recommended that each prospective purchaser of CorTS obtain and evaluate any publicly available information or non-public information that may be obtained from the Trustee concerning the Underlying Securities and the Underlying Issuer as it would obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by the Underlying Issuer.  Any information that the Trustee may disseminate to prospective CorTS Certificateholders concerning the applicable Underlying Securities and publicly available information concerning a Underlying Issuer is important in considering whether to invest in or sell CorTS.  To the extent such information is unavailable or ceases to be available, an investor’s ability to make an informed decision to purchase or sell CorTS (and the value of the CorTS) could be impeded.  The information in this prospectus concerning the Underlying Securities and the Underlying Issuer has been obtained from publicly available documents or from documents obtained from the Underlying Issuer, and none of the Company, the Trustee or any of their affiliates has undertaken, or will undertake, any investigation of the accuracy or completeness of such documents (whether or not filed with the SEC) or the financial condition or creditworthiness of any Underlying Issuer.  The issuance of CorTS should not be construed as an endorsement by the Company or the Trustee or any of their affiliates of the financial condition or business prospects of any Underlying Issuer.

19.
Remedies Available to CorTS Certificateholders Are Limited Due to Passive Nature of the Trust.  The remedies available to a Trustee are predetermined and therefore an investor in the CorTS has less discretion over the exercise of remedies than if such investor directly invested in the Underlying Securities.  The Trust will generally hold the Underlying Securities to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Underlying Issuer or the value of the Underlying Securities.  Except as indicated below, a holder will not be able to dispose of or take other actions with respect to the Underlying Securities.  Under certain circumstances (as described in further detail in this prospectus), the Trustee will (or will at the direction of a specified percentage of holders of CorTS Certificates ) dispose of, or take certain other actions in respect of, the Underlying Securities.

Each CorTS Certificateholder will be deemed to have acknowledged and agreed that the Underwriter and its affiliates may engage in any kind of business with, or have an investment in, the Underlying Issuer or related persons, and in connection therewith, may obtain or be in possession of non-public information regarding the Underlying Securities or related persons which may not be made available to CorTS Certificateholders.

20.
New Governmental Regulations May Negatively Affect CorTS Certificateholders.  The SEC is in various stages of developing the rules implement the provisions of the Dodd–Frank Wall Street Reform and Consumer Protection Act.  It is possible that the final versions of these rules may negatively impact the Underlying Issuer and therefore may have an adverse affect on the Underlying Issuer’s obligations to make payments with respect to the Underlying Securities, which will have an adverse impact on the CorTS.

THE SPONSOR, DEPOSITOR AND TRUSTOR

Structured Products Corp., or the “Company”, was incorporated in the State of Delaware on November 23, 1992, as an indirect, wholly-owned, limited-purpose finance subsidiary of Citigroup Financial Products Inc. (“CFPI”).  The Company’s address is 390 Greenwich Street, New York, New York 10013 and its telephone number is (212) 723-4070. As provided in its certificate of incorporation, the Company’s business consists of, and is limited to, acquiring, holding and disposing of underlying securities, entering into certain derivative transactions in connection with such underlying securities, acting as depositor of trusts in connection with series of trust certificates, issuing and selling certificates and notes relating to such underlying securities (and pursuant to certain restrictions unrelated to such underlying securities), registering the trust certificates with the SEC and complying on behalf of each trust with the related reporting and filing requirements under the Exchange Act, and engaging in other related activities and transactions.  The Company has been engaged in such business since its incorporation in 1992.

The Company will cause the Trustee, on behalf of the Trust to purchase the Underlying Securities from CGMI on the closing date. CGMI acquired the Underlying Securities at negotiated prices in secondary market transactions.

The Company’s certificate of incorporation requires that the Company have an independent director not associated with CFPI, and that the Company not allow CFPI (or its affiliates) to act on behalf of or be responsible for liabilities of the Company.  The limited activities of the Company are also intended to prevent the Company from having any indebtedness that could result in the initiation of any insolvency proceeding in relation to the Company.

The duties of the Company under the Trust Agreement following the issuance of the CorTS are limited to: (i) giving notice of the discovery by the Company of any breach of its representations or warranties made in connection with establishment of the Trust; (ii) providing certain limited information about the Trust in the event the Trust is no longer subject to reporting obligations under the Exchange Act; (iii) filing periodic reports in relation to the Trust under the Exchange Act for so long as such reporting obligations apply to the Trust; (iv) providing for the payment of the fees and expenses of the Trustee pursuant to a separate agreement and providing indemnification to the Trustee; (v) appointing a replacement trustee in the event of the Trustee’s resignation or removal; and (vi) appointing a replacement warrant agent in relation to the warrants in the event of the existing agent’s resignation or removal.

FORMATION OF THE TRUST

The Company will establish the CorTS Trust 2013-1 for [__________] Debentures under New York law pursuant to the Base Trust Agreement, dated as of [________, 2013] as supplemented by the CorTS Supplement 2013-1, dated as of the closing date.  The closing date means the date of initial delivery of the CorTS.  The assets of the Trust will consist of $[_________] [_____]% Debentures due [__________] [___], [______] (the “Underlying Securities”) issued by [_________________] (the “Underlying Issuer”) and payments of principal and interest made by the Underlying Issuer on the Underlying Securities as discussed in more detail under “Description of the CorTS” herein.  Concurrently with the execution and delivery of the Trust Supplement, the Trust will purchase, at the direction of the Company, the Underlying Securities from Citigroup Global Markets Inc. (“CGMI” or, in its capacity as underwriter, the “Underwriter”).  The Trust shall pay the purchase price for the Underlying Securities by delivering to, or at the direction of, CGMI all of the CorTS Callable Trust Certificates (the “CorTS”), the I/O Certificates (the “I/O Certificates”), and the Call Warrants (the “Call Warrants”) on the closing date and making a payment of accrued interest on the Underlying Securities to CGMI on [_________], 2013.  The Trust will hold the Underlying Securities for the benefit of the holders of the CorTS (the “CorTS Certificateholders”) and the holders of the I/O Certificates (the “I/O Certificateholders” and, together with the CorTS Certificateholders, the “Certificateholders”), subject to the rights of the holders of the Call Warrants (the “Warrantholders”).  Scheduled interest distributions on the CorTS will rank on a parity with scheduled distributions on the I/O Certificates.  I/O Certificates will have a claim on a portion of the proceeds of the liquidation or distribution of the Underlying Securities in certain circumstances.  The CorTS Maturity Date and the I/O Certificate Maturity Date will be [_________], [_______], which is also the maturity date of the Underlying Securities.

The Underlying Securities, together with all payments on or collections in respect of the Underlying Securities due on and after the closing date and any proceeds thereof, will represent the Trust’s sole assets.  It is not expected that the Trust will have any other significant assets or means of capitalization. The Company estimates the market price of the Underlying Securities, as of the business day immediately preceding the date of this prospectus, as [______]% of their principal amount (plus accrued interest).  This market price is based on one or more prices reported or available to the Company for actual sales occurring on or before [__________] [___], [______]. The foregoing market price of the Underlying Securities does not reflect the cost of the Call Warrants or the I/O Certificates to the CorTS Certificateholders, and is not intended to indicate the market value of the CorTS.

The fiscal year for the Trust will end on December 31 of each year.

USE OF PROCEEDS

The net proceeds to be received from the sale of the CorTS will be used to purchase the Underlying Securities.  The Trust will deliver the CorTS, the I/O Certificates and the Call Warrants to, or at the direction of, CGMI in exchange for the Underlying Securities.

THE UNDERLYING ISSUER

The Underlying Issuer files annual, quarterly and current reports, proxy statements and other information reports with the SEC in accordance with the Exchange Act and this information is publicly available as described below.  This prospectus does not provide information with respect to the Underlying Issuer.  No investigation has been made of the business condition, financial or otherwise, or creditworthiness of the Underlying Issuer or any of its subsidiaries in connection with the issuance of the CorTS.  The Company is not an affiliate of the Underlying Issuer.  The Underlying Issuer is not involved in any way with the issuance of the CorTS and has no responsibility to take the holders of the CorTS into account.

As described below, the Underlying Issuer is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information (including financial information) with the SEC.  Information about the Underlying Issuer is not set forth in this prospectus and instead CorTS Certificateholders are directed to the publicly available information about the Underlying Issuer filed in accordance with the Exchange Act.  You may read and copy any documents filed by the Underlying Issuer at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549 (File No. 001-02360).  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The Underlying Issuer’s filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov and through the NYSE, 11 Wall Street, New York, New York 10005.  The reports and other information filed by the Underlying Issuer with the SEC or the NYSE are not incorporated by reference into this prospectus.  The Underlying Issuer is subject to informational reporting because the Underlying Issuer has publicly issued common stock and publicly issued debt which is traded on the New York Stock Exchange (“NYSE”) and guarantees publicly issued debt which is traded on the NYSE.  For a discussion of the termination of the Trust and the distribution which CorTS Certificateholders would receive upon a termination of the Trust as a result of the Underlying Issuer no longer being required to report, or ceasing to report, under the Exchange Act, see “Description of the CorTS—Action Upon the Underlying Issuer Failing to Report Under the Exchange Act” in this prospectus.

This prospectus, the Underlying Securities Prospectus and the Underlying Securities Registration Statement describe the material terms of the Underlying Securities.  This prospectus is qualified in its entirety by, and should be read in conjunction with, (i) the Underlying Securities Prospectus and (ii) the Underlying Securities Registration Statement of which such Underlying Securities Prospectus is a part.  No representation is made by the Trust, the Trustee, the Underwriter or the Company as to the accuracy or completeness of the information contained in the Underlying Securities Prospectus or the Underlying Securities Registration Statement.  Neither the Underlying Securities Prospectus nor the Underlying Securities Registration Statement is incorporated into this prospectus.

DESCRIPTION OF THE UNDERLYING SECURITIES

The Underlying Securities will consist solely of $[_________] aggregate principal amount of [____]% Debentures issued by the Underlying Issuer, having the characteristics described in a Prospectus Supplement dated [_________] [___], [______] to a Prospectus dated [_________] [___], [______] (collectively, the “Underlying Securities Prospectus”).  The Underlying Securities originally were issued by the Underlying Issuer as part of an underwritten public offering of $[___________] aggregate principal amount of such securities, pursuant to registration statement no. 033-[_________] (together with all amendments and exhibits thereto, the “Underlying Securities Registration Statement”), filed by the Underlying Issuer with the SEC under the Securities Act of 1933, as amended (the “Securities Act”).  Distributions of interest are required to be made on the Underlying Securities semi-annually on the [___] of each [__________] and [_________], or if such day is not a Business Day, on the next succeeding Business Day, and a single payment of principal of $[_________] is payable on [_________], [_____] (the “Maturity Date”) or upon earlier redemption.

In connection with the offering of the CorTS, the Trustor, on behalf of the Issuer, has performed a review the Underlying Securities, the purpose of which is to provide reasonable assurance of the material accuracy and completeness of the following description of the Underlying Securities on Appendix A.  The review consisted of a review of the material terms of the Underlying Securities as disclosed in the Underlying Securities Prospectus and other publicly available Securities Exchange Act filings of the Underlying Issuer, including but not limited to interest rate, payment dates, prepayment or redemption features and maturity.  This prospectus relates only to the CorTS offered by this prospectus and is not an offering document for the Underlying Securities.  All disclosure contained in this prospectus with respect to the Underlying Securities is derived from publicly available documents described above.  Further, the Underlying Issuer is subject to the information reporting requirements of the Exchange Act.  Although neither the Company nor the Underwriter has reason to believe the information concerning the Underlying Securities or the Underlying Issuer set forth in the Underlying Securities Prospectus or any report filed under the Exchange Act is not reliable, the Company did not participate in the preparation of such documents, and neither the Company nor the Underwriter in connection with the offering of the CorTS has made any due diligence inquiry with respect to the information provided therein.  Neither the Company nor the Underwriter has verified the accuracy or completeness of such documents or reports.  Information contained in such documents and reports is as of the date(s) stated therein, and comparable information, if given as of the date hereof, may be different.  There can be no assurance that events affecting the Underlying Securities or the Underlying Issuer have not occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.

Neither CGMI nor any of its affiliates has had a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, with the Underlying Issuer relating to the offering of the CorTS, and neither the Underlying Issuer nor any of its affiliates is an affiliate of the Company or any underwriter for the CorTS or is required to take into account the CorTS Certificateholders.

The Underwriter and the Underlying Issuer

From time to time, the Underwriter may be engaged by the Underlying Issuer as an underwriter or a placement agent, in an advisory capacity or in other business arrangements.  In addition, the Underwriter or another affiliate of the Company may make a market in other outstanding securities of the Underlying Issuer.

DESCRIPTION OF THE CORTS

General

The CorTS will be issued pursuant to the terms of the Trust Agreement.  The following summary as well as other pertinent information included elsewhere in this prospectus describes material terms of the CorTS and the Trust Agreement, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the CorTS and the Trust Agreement.

The CorTS will be denominated and distributions with respect thereto will be payable in United States Dollars.  The CorTS together with the I/O Certificates will represent in the aggregate the entire beneficial ownership interest in the Trust.  The property of the Trust will consist of (i) the Underlying Securities (subject to the Call Warrants) and (ii) all payments on or collections in respect of the Underlying Securities due on and after the closing date, together with any proceeds thereof.  The property of the Trust will be held for the benefit of the CorTS Certificateholders and the I/O Certificateholders by the Trustee, subject to the rights of the Warrantholders.

All distributions to CorTS Certificateholders will be made only from the property of the Trust (including any proceeds received from the exercise of the Call Warrants) as described herein.  The CorTS do not represent an interest in or obligation of the Company, the Underlying Issuer, the Trustee, the Underwriter, or any affiliate thereof.

Distributions and Priority of Payments

Each CorTS evidences the right to receive, to the extent received by the Trust on the Underlying Securities, (i) a semi-annual distribution of interest on [_________] and [_________] of each year, commencing [_________], 2013, each an “interest distribution date” and (ii) a distribution of principal equal to $25 per CorTS on [_______] (which is the CorTS Maturity Date), or earlier date following the exercise or deemed exercise of the Call Warrants or any other early termination; provided that if any distribution date is not a Business Day, then the distribution which would otherwise have been payable on that distribution date will be paid on the next succeeding Business Day, without any additional payment as a result of such delay.

The period from and including [__________], 2013 to but excluding the first interest distribution date and each successive period from and including an interest distribution date to but excluding the next interest distribution date will be referred to as an “interest distribution period.”  Interest will accrue on the CorTS at a rate of [___]% per annum and the amount payable for any interest distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

With respect to any distribution date, the record date is the Business Day immediately prior to such distribution date.  For purposes of the foregoing, “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

The Trustee shall apply amounts received in respect of the Underlying Securities available as follows:

(a)       on any interest distribution date and on the CorTS Maturity Date, amounts available for distribution shall be distributed pro rata to (i) the CorTS holders to the payment of any accrued and unpaid interest on any interest distribution date and to the payment of any accrued and unpaid interest and principal on the CorTS Maturity Date and (ii) the I/O Certificateholders to any accrued and unpaid payments;

(b)      in the event of an SEC Reporting Failure, the Underlying Securities will be liquidated

i.
if the Call Warrants are neither exercised nor deemed exercised, the liquidation proceeds available for distribution will be distributed to the CorTS Certificateholders and the I/O Certificateholders according to the Allocation Percentages;

ii.
if the Call Warrants are exercised or deemed exercised (1) the CorTS Certificateholders will receive liquidation proceeds in an amount equal to $25 per CorTS plus accrued and unpaid interest and (2) the I/O Certificateholders will receive liquidation proceeds in an amount equal to accrued and unpaid interest thereon plus the I/O Payment Amount;

(c)       in the event of the exercise of a Call Warrant (other than a deemed exercise), cash proceeds received by the Trustee from the sale of the Underlying Securities to the Warrantholder will be applied as follows: (i) CorTS selected for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Securities sold, will be redeemed for an amount equal to $25 per CorTS plus accrued and unpaid interest thereon (plus an additional $1.00 per CorTS if the Call Warrants are exercised prior to [_________], 2018 in connection with a publicly announced tender offer for all or any portion of the Underlying Securities) and (ii) the notional amount of the I/O Certificates will be reduced by an amount equal to the principal amount of Underlying Securities sold and the Trustee will pay to the I/O Certificateholders the I/O Payment Amount with respect to the notional amount of I/O Certificates so reduced, plus accrued and unpaid interest thereon to the date of redemption;

(d)       in the event of an Optional Redemption of the Underlying Securities or a redemption occurring as a result of an acceleration of the Underlying Securities, redemption proceeds (to the extent of funds available) will be allocated in the following order of priority: (i) CorTS selected for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Securities to be redeemed, will be redeemed at a price equal to $25 per CorTS plus accrued and unpaid interest thereon; (ii) I/O Certificateholders will receive accrued and unpaid interest on the I/O Certificates on the notional amount of the I/O Certificates to be reduced; (iii) the I/O Certificateholders will receive the I/O Payment Amount (as defined herein), and the notional amount of such I/O Certificates will be reduced by an amount equal to the principal amount of the Underlying Securities to be redeemed; and (iv) Call Warrants proportionate to the amount of Underlying Securities to be redeemed will, if “in-the-money” be deemed to be exercised and will be cash settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clauses (i) through (iii) above and otherwise will expire worthless; and

(e)       any proceeds received in respect of the Underlying Securities as a result of a Payment Default (after deducting the costs incurred in connection therewith and subject to the provisions set forth under “Description of the Trust Agreement—Certain Payments to CGMI” herein) will be distributed to the CorTS Certificateholders and the I/O Certificateholders according to the Allocation Percentages until the aggregate amount so distributed to the CorTS Certificateholders and I/O Certificateholders equals the sum of the principal amount of the Underlying Securities plus accrued and unpaid interest thereon to date of distribution plus the I/O Payment Amount as of the date of distribution, and the Call Warrants will, if “in-the-money” be deemed to be exercised and will be cash settled for an amount equal to any remaining proceeds and otherwise will expire worthless.

Additional Underlying Securities and Issuance of Additional CorTS, I/O Certificates, and Call Warrants

From time to time hereafter, additional Underlying Securities may be sold to the Trust without your consent, in which case additional CorTS will be issued in a principal amount, and additional I/O Certificates will be issued in a notional amount, equal to the principal amount of Underlying Securities so sold to the Trust.  Any such additional CorTS issued will rank pari passu with the CorTS issued on the Closing Date and such additional CorTS together with the CorTS issued on the Closing Date will be backed by the expanded asset pool consisting of the Underlying Securities sold to the Trust on the Closing Date and any such additional Underlying Securities which are sold to the Trust after the Closing Date. Any such additional Underlying Securities will be subject to additional Call Warrants.  Additional CorTS will only be issued in connection with the sale of additional Underlying Securities to the Trust.  Notice will be given to existing Certificateholders of the sale of additional Underlying Securities to the Trust not more than 10 days after the date on which such additional Underlying Securities are sold to the Trust.

Because additional Underlying Securities may be sold to the Trust as described above, the Trust is a “master trust” within the meaning of Item 1101(c)(3)(i) of Regulation AB.

Redemption of the CorTS Upon Exercise of a Call Warrant

Concurrently with the execution of the Trust Agreement and the delivery of the certificates, the Trustee, on behalf of the trust, will execute an agreement (the “Warrant Agent Agreement”) and one or more call warrants evidencing call options with respect to the Underlying Securities (the “Call Warrants”).  The Trustee will perform the Trust’s obligations under the Warrant Agent Agreement and the Call Warrants in accordance with their respective terms.  The Trust will own the Underlying Securities subject to the Call Warrants.  The Trustee will act as Warrant Agent (in this capacity, the “Warrant Agent”) under the Warrant Agent Agreement.

On the closing date, the Call Warrants will be held by Citigroup Global Markets Limited, an affiliate of the Company.  The Call Warrants may be sold or transferred at any time in whole or in part to one or more qualified institutional buyers (as defined in Rule 144A under the Securities Act), and further sold or transferred by any such subsequent holder(s) from time to time.

On any Business Day on or after [__________] [___], 2018, the Warrantholders will have the right to purchase, in whole or in part, the Underlying Securities from the Trust.  If a Warrantholder exercises this right, the Underlying Securities would be purchased from the Trust at a price equal to the sum of (i) the principal amount of the Underlying Securities being purchased plus accrued and unpaid interest thereon to the Warrant Exercise Date and (ii) the I/O Payment Amount (which sum is referred to herein as the “Exercise Price”).  The date on which a Warrantholder exercises its right to purchase Underlying Securities, or is deemed to exercise such right, is referred to as a “Warrant Exercise Date”.

Prior to [__________] [___], 2018, the Warrantholders will have the right to purchase, in whole or in part, the Underlying Securities from the Trust (i) at the Exercise Price on any Business Day following the occurrence of certain events of bankruptcy, insolvency and reorganization with respect to the Underlying Issuer or (ii) at the Exercise Price plus an additional $1.00 per outstanding CorTS (the “Exercise Premium”) on any Business Day following the commencement of a publicly announced tender offer for all or a portion of the Underlying Securities by the Underlying Issuer or any of its affiliates (but on or before the date such tender offer expires or is consummated).

To exercise a Call Warrant, a Warrantholder must notify the Trustee of its intent to exercise not less than [15] days prior to the applicable Warrant Exercise Date and pay the Exercise Price (plus the Exercise Premium, if applicable) at the time of the delivery of the exercise notice.  If the notice to the Trustee is duly provided then, on the Warrant Exercise Date, the Trust will (i) transfer the Underlying Securities to the exercising Warrantholder, (ii) redeem the CorTS for an amount equal to $25 per CorTS plus accrued and unpaid interest thereon to the Warrant Exercise Date (plus an additional $1.00 per CorTS if the Warrant Exercise Date is prior to [_________] [__], 2018 and occurs in connection with a publicly announced tender offer for all or any portion of the Underlying Securities), (iii) reduce the notional amount of the I/O Certificates by an amount equal to the principal amount of the Underlying Securities sold to the Warrantholder, and (iv) pay to the I/O Certificateholders the I/O Payment Amount plus accrued and unpaid interest on the notional amount of the I/O Certificates so reduced to the Warrant Exercise Date.  If a Warrantholder makes the required payment of the Exercise Price (plus the Exercise Premium, if applicable) at the time the Warrantholder delivers its exercise notice, such payment shall be nonrefundable and the exercise notice will be irrevocable and unconditional.  If a Warrantholder rescinds its notice to the Trustee or fails to make the required payment at the time the Warrantholder delivers its exercise notice, then the exercise notice will be deemed invalid, no Warrant Exercise Date will be established as a result of such notice, the Underlying Securities will not be sold as a result of such notice and the CorTS will not be redeemed and the notional amount of the I/O Certificates will not be reduced as a result of such notice.  The Trustee will notify the Certificateholders of the notice rescission as soon as practicable.  Any such rescission of notice or failure to make require payment will not affect a Warrantholder’s right to exercise the Call Warrant at a later date.

Upon receipt by the Trustee of a notice that a portion of the Underlying Securities are being purchased by a Warrantholder and payment by the Warrantholder of the Exercise Price (plus the Exercise Premium, if applicable) at the time of the delivery of such notice, the Trustee will select by lot for redemption a principal amount of CorTS equal to the principal amount of Underlying Securities to be purchased in accordance with the requirements of DTC and the NYSE, as applicable.  The Trustee will notify the CorTS Certificateholders of the Trustee’s receipt of a notice that all or a portion of the Underlying Securities are being purchased by a Warrantholder and payment by the Warrantholder of the Exercise Price (plus the Exercise Premium, if applicable) at the time of delivery of such notice.

“I/O Payment Amount” means the present value of unpaid scheduled interest distributions (assuming that the I/O Certificates are paid when due and are not redeemed prior to the I/O Maturity Date and excluding accrued and unpaid interest thereon to the Warrant Exercise Date) to the I/O Maturity Date on the I/O Certificates with a notional amount equal to the principal amount of the Underlying Securities being purchased, liquidated or discounted to the purchase or liquidation date on a semi-annual basis at a rate of [______]% per year.

The Call Warrants will be “in-the-money” if the highest firm bid received with respect to the Underlying Securities exceeds (and will be “at-the-money” if such amount equals) the sum of (i) the principal amount of the Underlying Securities plus accrued and unpaid interest thereon plus (ii) the I/O Payment Amount.  Accordingly, other than on the Maturity Date, the Call Warrants will not be “in-the-money” or “at-the-money” if the liquidation price of the Underlying Securities is equal to or less than the principal amount of the Underlying Securities plus any accrued and unpaid interest.

Deemed Exercise of a Call Warrant

Inthe event of an SEC Reporting Failure, the Call Warrants will become immediately exercisable and, if the Call Warrants are “in-the-money” or “at-the-money”, the Underlying Securities will be liquidated and the Call Warrants will be deemed to be exercised and will be cash-settled from the liquidation proceeds of the Underlying Securities.  See “—Action Upon the Underlying Issuer Failing to Report Under the Exchange Act.”

If all or any part of the Underlying Securities are redeemed by the Underlying Issuer (whether as a result of a redemption by the Underlying Issuer, an acceleration following a default, or otherwise), Call Warrants proportionate to the amount of the Underlying Securities to be redeemed will, if “in-the-money”, be deemed to be exercised and cash-settled from redemption proceeds of the Underlying Securities.  See “—Redemption of the CorTS Upon Redemption or Acceleration of the Underlying Securities.”

Finally, in the event a Payment Default occurs, the Call Warrants will, if “in-the-money”, be deemed to be exercised and cash-settled from proceeds received in respect of the Underlying Securities as a result of such Payment Default.  See “—Recovery on Underlying Securities Following Payment Default.”

Redemption of the CorTS Upon Redemption or Acceleration of the Underlying Securities

The Underlying Issuer has the right to redeem the Underlying Securities in whole at any time or in part from time to time at a make-whole redemption price (an “Optional Redemption”).  In addition, if a default occurs with respect to the Underlying Securities, the maturity of the Underlying Securities may be accelerated.

Upon receipt by the Trustee of a notice from the Underlying Issuer that all or a portion of the Underlying Securities are to be redeemed, whether as a result of a redemption by the Underlying Issuer, an acceleration following a default or otherwise, at a price equal to the principal amount of the Underlying Securities plus accrued interest thereon to the redemption date, the Trustee will cause the redemption of the CorTS (selected by lot in the case of a partial redemption) with a principal amount equal to the principal amount of Underlying Securities to be redeemed and will establish the date such CorTS are to be redeemed.  Notice of such redemption will be given by the Trustee to the rating agency and to each registered CorTS Certificateholder at such registered CorTS Certificateholder’s last address on the register maintained by the Trustee; provided, however, that the Trustee will not be required to give notice of redemption prior to the third Business Day after the date it receives notice of such redemption.

Upon the occurrence of an Optional Redemption (including a prepayment as a result of an acceleration as described above), redemption proceeds (to the extent of funds available) will be allocated in the following order of priority: (i) CorTS selected for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Securities to be redeemed, will be redeemed at a price equal to $25 per CorTS plus accrued and unpaid interest thereon; (ii) I/O Certificateholders will receive accrued and unpaid interest on the I/O Certificates on the notional amount of the I/O Certificates to be reduced; (iii) the I/O Certificateholders will receive the I/O Payment Amount, and the notional amount of such I/O Certificates will be reduced by an amount equal to the principal amount of the Underlying Securities to be redeemed; and (iv) Call Warrants proportionate to the amount of Underlying Securities to be redeemed will, if “in-the-money” be deemed to be exercised and will be cash settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clauses (i) through (iii) above and otherwise will expire worthless.

Recovery on Underlying Securities Following Payment Default

Interest and principal payments on the Underlying Securities are payable solely by the Underlying Issuer.  The Underlying Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of the Underlying Issuer, could result in delays in payment, partial payment or non-payment of the CorTS.

If a Payment Default occurs, the Trustee will promptly give notice to The Depository Trust Company (“DTC”) or, for any CorTS which are not then held by DTC or any other depository, directly to the registered holders of the CorTS thereof.  Such notice will set forth (i) the identity of the issues of Underlying Securities, (ii) the date and nature of such Payment Default, (iii) the amount of the interest or principal in default, (iv) the CorTS affected by the Payment Default, and (v) any other information which the Trustee may deem appropriate.

A “Payment Default” means a default in the payment of any amount due on the Underlying Securities after the same becomes due and payable (and the expiration of any applicable grace period on the Underlying Securities).

In the event of a Payment Default, the Trustor (on behalf of the Trust) will cause bids to be solicited for the sale of the Underlying Securities from three leading dealers in the relevant market and the Warrantholder and may solicit additional bids from such other parties as the Company deems appropriate.  The Trustee shall accept the highest firm bid received in connection with such solicitation.

Any proceeds received by the Trustee in respect of the Underlying Securities as a result of a Payment Default (after deducting the costs incurred in connection therewith and subject to the provisions set forth under “Description of the Trust Agreement—Certain Payments to CGMI” herein) will be distributed to the CorTS Certificateholders and the I/O Certificateholders according to the allocation percentages specified on Appendix B to this prospectus (the “Allocation Percentages”) until the aggregate amount so distributed to the CorTS Certificateholders and I/O Certificateholders equals the sum of the principal amount of the Underlying Securities plus accrued and unpaid interest thereon to date of distribution plus the I/O Payment Amount as of the date of distribution, and the Call Warrants will, if “in-the-money” be deemed to be exercised and will be cash settled for an amount equal to any remaining proceeds.  If the Call Warrants are not “in-the-money”, they will expire worthless.

Action Upon the Underlying Issuer Failing to Report Under the Exchange Act

Information about the Underlying Issuer is not provided in this prospectus, and instead reference is made to reports, proxy statements and other information of the Underlying Issuer made publicly available by the Underlying Issuer pursuant to its periodic reports filed under the Exchange Act.  If the Trust is no longer permitted under Item 1100(c)(2) of Regulation AB to refer to periodic reports filed by the Underlying Issuer under the Exchange Act (an “SEC Reporting Failure”), including by reason of (1) the Underlying Issuer either (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act or (y) fails to file all required periodic reports for any applicable reporting period.  Unless the Call Warrants are exercised, or are deemed exercised, as described below, the Underlying Securities will be liquidated and the proceeds thereof distributed.  The distribution of the proceeds of the liquidation of the Underlying Securities will be allocated between the CorTS Certificateholders and the I/O Certificateholders according to the Allocation Percentages and the Call Warrants will expire worthless.

Upon an SEC Reporting Failure, the Call Warrants will become immediately exercisable and, if “in-the-money” or “at-the-money”, will be deemed to be exercised and will be cash-settled.  If the Call Warrants are deemed to be exercised, the Allocation Percentages will not apply, the Underlying Securities will be liquidated, and the CorTS will receive liquidation proceeds in an amount equal to $25 per CorTS plus accrued and unpaid interest and the I/O Certificates will receive liquidation proceeds in an amount equal to accrued and unpaid interest thereon plus the I/O Payment Amount.  In such circumstances, the Trustor (on behalf of the Trust) will cause bids to be solicited for the sale of the Underlying Securities to be sold from three leading dealers in the relevant market and the Warrantholder and may solicit additional bids from such other parties as the Company deems appropriate and the Trustee shall accept (at the direction of the Trustor or its designee) the highest firm bid received in connection with such solicitation.

Conditional Right to Shorten Maturity

Upon occurrence of a Tax Event (as defined below) the Underlying Issuer will have the right to shorten the maturity of the Underlying Securities to the extent required in the opinion of  a nationally recognized independent tax counsel, such that, after the shortening of the maturity, interest paid on the Underlying Securities will be deductible for U.S. federal income tax purposes.  There can be no assurance that the Underlying Issuer would not exercise its right to shorten the maturity of the Underlying Securities upon the occurrence of a Tax Event.

In the event that the Underlying Issuer elects to exercise its right to shorten the maturity of the Debentures on the occurrence of a Tax Event, the Underlying Issuer will mail a notice of shortened maturity to each holder of record of the Underlying Securities by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Underlying Securities.

Upon receipt by the Trustee of such notice, the Trustee shall notify the Certificateholders, the hired NRSRO of the Underlying Issuer’s election to shorten the Maturity Date.  In the event that the Underlying Issuer shortens the Maturity Date of the Underlying Securities, the Maturity Date of the CorTS will be similarly shortened.

“Tax Event” means that the Underlying Issuer shall have received an opinion of a nationally recognized independent tax counsel to the effect that on or after the date of the issuance of the Underlying Securities, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any regulations thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an “Administrative Action”), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after, the date of the issuance of the Underlying Securities, such change in tax law creates a more than insubstantial risk that interest paid by the Underlying Issuer on the Underlying Securities is not, or will not be, deductible, in whole or in part, by the Underlying Issuer for purposes of U.S. federal income tax.

Listing on the New York Stock Exchange

The CorTS are expected to be approved for listing, subject to official notice of issuance, on the NYSE.  There can be no assurance that the CorTS will remain listed on the NYSE.

Form of the CorTS

The CorTS will be delivered in registered form and represented by a Global Certificate.  The CorTS will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $25 and integral multiples thereof.

Unless and until it is exchanged in whole or in part for the individual certificates represented thereby (each a “Definitive Certificate”), a Global Certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or DTC or any such nominee to a successor of DTC or a nominee of such successor.

DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with DTC in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.  DTC’s participants include securities brokers and dealers (including the Underwriter), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC.  Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  DTC has confirmed to the Company that it intends to follow such procedures.

Upon the issuance of a Global Certificate, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual CorTS represented by such Global Certificate to the accounts of its participants.  The accounts to be accredited shall be designated by the Underwriter.  Ownership of beneficial interests in a Global Certificate will be limited to participants or Persons that may hold beneficial interests through participants.  Ownership of beneficial interests in a Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or by participants or Persons that hold through participants.  The laws of some states require that certain purchasers of securities take physical delivery of such securities.  Such limits and such laws may limit the market for beneficial interests in a Global Certificate.

So long as DTC, or its nominee, is the owner of such Global Certificate, DTC or such nominee, as the case may be, will be considered the sole CorTS Certificateholder of the individual CorTS represented by such Global Certificate for all purposes.  Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have any of the individual CorTS represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of any such CorTS and will not be considered the CorTS Certificateholder thereof under the Trust Agreement.  Because DTC can only act on behalf of its participants, the ability of a holder of any CorTS to pledge that CorTS to persons or entries that do not participate in the Depositary’s system, or to otherwise act with respect to such CorTS, may be limited due to the lack of a physical certificate for such CorTS.

Distributions on individual Certificates represented by a Global Certificate will be made to DTC or its nominee, as the case may be, as the CorTS Certificateholder of such Global Certificate.  Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The Company expects that DTC, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Certificate representing the CorTS, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate as shown on the records of DTC.  The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety (90) days, the Company will issue individual Definitive Certificates in exchange for the Global Certificate or Certificates representing the CorTS.  In addition, the Company may at any time and in its sole discretion determine not to have any CorTS represented by one or more Global Certificates and, in such event will issue individual Definitive Certificates of such Class in exchange for the Global Certificate or Certificates representing the CorTS.  Further, if the Company so specifies with respect to the CorTS, an owner of a beneficial interest in a Global Certificate representing the CorTS may, on terms acceptable to the Company and DTC, receive individual Definitive Certificates in exchange for such beneficial interest.  In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery of individual Definitive Certificates represented by such Global Certificate equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates are issuable as Registered Certificates).  Individual Definitive Certificates so issued will be issued as registered certificates, in denominations, unless otherwise specified by the Company, of $25 and integral multiples thereof.

Description of the I/O Certificates

The I/O Certificates issued by the Trust are interest-only certificates that are not offered hereby.  The I/O Certificates will have a notional amount equal to the principal amount of the Underlying Securities.  The I/O Certificates will accrue interest on their notional amount at the rate of [___]%, per year payable on each distribution date.  Upon the exercise or deemed exercise of the Call Warrants, the notional amount of the I/O Certificates will be reduced by an amount equal to the principal amount of the Underlying Securities sold and the I/O Certificateholders will receive a distribution of the I/O Payment Amount, plus accrued and unpaid interest on the notional amount of the I/O Certificates so reduced.  See “Description of the CorTS—Redemption of the CorTS Upon Exercise of a Call Warrant.”

Scheduled interest distributions on the CorTS will rank on a parity with scheduled distributions on the I/O Certificates.  The holders of the I/O Certificates are also entitled to receive a distribution in respect of principal if a Payment Default occurs with respect to the Underlying Securities or an SEC Reporting Failure occurs and the Call Warrants are not cash-settled.  See “Description of the CorTS—Recovery on Underlying Securities Following Payment Default” and “—Action Upon the Underlying Issuer Failing to Report Under the Exchange Act.”

Reports in relation to the CorTS

For so long as the Company is subject to the reporting requirements of the Exchange Act, the Company will file distribution reports on Form 10-D in relation to the Trust following each distribution date for the CorTS, will file an annual report on Form 10-K in relation to the CorTS, and may file additional public reports in relation to the Trust and the CorTS from time to time. The name of the Trust for purposes of obtaining reports on the EDGAR system is CorTS Trust 2013-1 for [__________] Debentures, and the CIK number in relation to the Trust is [___________].  The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1–800–SEC–0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.  [The Trustee [will][may] make reports available with respect to the Trust through its website at [______].]  [Given the limited nature of reporting in relation to the Trust, reports will not be separately made available through any website of the Company or the Trustee].

DESCRIPTION OF THE TRUST AGREEMENT

General

The CorTS will be issued pursuant to the Base Trust Agreement, a form of which is included as an exhibit to the Registration Statement of which this prospectus forms a part.  A Current Report on Form 8-K relating to the CorTS containing unexecuted forms of the final Base Trust Agreement and the Trust Supplement will be filed by the Company simultaneously with or prior to the filing of the final prospectus.  The assets of the Trust created under the Trust Agreement will consist of (i) the Underlying Securities (subject to the Call Warrants) and (ii) all payments on or collections in respect of the Underlying Securities due after the closing date, including payments to the Trust under the Call Warrants, if any.  The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

Certain Payments to CGMI

On [_________], 2013, as payment of the balance of the purchase price for the Underlying Securities, the Trustee will pay to CGMI the amount of the interest accrued on the Underlying Securities from [_________], 2013 to but not including the closing date.  In the event CGMI is not paid such accrued interest on such date, CGMI will have a claim for such accrued interest, and will share on a parity with the CorTS Certificateholders and the I/O Certificateholders to the extent of such claim in the proceeds from the recovery on the Underlying Securities.

The Trustee and the Servicer

U.S. Bank will act as Trustee for the CorTS and the Trust pursuant to the Trust Agreement.

U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as a fifth largest bank holding company in the United States with total assets exceeding $353 billion as of June 30, 2012.  As of June 30, 2012, U.S. Bancorp served approximately 17.4 million customers, operated 3,000 branch offices in 25 states and has had over 60,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 25-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.  The Trustee will hold custody of the Underlying Securities for the benefit of the Certificateholders and will collect payments made on the Underlying Securities and distribute these amounts as described under “Description of the CorTS—Distributions and Priority of Payments” in this prospectus.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 40 U.S. cities.  The Trust Agreement will be administered from U.S. Bank’s corporate trust office located at 100 Wall Street, New York, New York or at such other address as the Trustee may designate from time to time.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2012, U.S. Bank was acting trustee with respect to 123,600 issuances of securities with an aggregate outstanding principal balance of over $3.5 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On the closing date, the Company will provide U.S. Bank with certain information relating to the Underlying Issuer and the Underlying Securities.  Based on this information, the Trustee will calculate the amount of interest to be paid to the CorTS on each distribution date.  In addition, the Trustee will perform distribution calculations, remit distributions on the distribution dates to CorTS Certificateholders and prepare semi-annual statements to CorTS Certificateholders detailing the payments received and the activity on the Underlying Securities during the relevant collection period.  The Trustee [may] [shall] make a distribution date statement available to the CorTS Certificateholders on each distribution date via the Trustee’s internet website at [______].  CorTS Certificateholders with questions may direct them to the Trustee’s bondholder services group at (800) 934-6802.  In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Company at closing, and the Trustee will not be required to recomputed, recalculate or verify the information provided to it by the Company.

In addition to having express duties under the Trust Agreement, the Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law.  In general, the Trustee will be subject to certain federal laws and, because the Trust Agreement is governed by New York law, certain New York state laws.  As a national bank acting in a fiduciary capacity, the Trustee will, in the administration of its duties under the Trust Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Title 12, Part 9 of the Code of Federal Regulations.  New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the Trustee to exercise such diligence and care in the administration of the Trust as a person of ordinary prudence would employ in managing his or her own property.

The Trust Agreement will provide that the Trustee and any director, officer, employee or agent thereof will be indemnified by the Company and held harmless against any and all loss, liability or reasonable expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties under the Trust Agreement, other than any loss, liability or expense that was incurred by reason of willful misconduct, bad faith or gross negligence by the Trustee in the performance of the Trustee’s duties under the Trust Agreement.

Pursuant to the Trust Agreement, as compensation for the performance of its duties under such agreement, the Trustee will be entitled to payment of Trustee fees and reimbursement of expenses (including the reasonable fees and expenses of counsel) by the Company pursuant to a separate agreement with the Company, but will not have any claim against the Trust with respect thereto.

Notices to Rating Agencies

The Trustee shall use its best efforts promptly to provide notice to the rating agency with respect to each of the following of which it has actual knowledge: (i) any change or amendment to the Trust Agreement; (ii) the resignation or termination of the Trustee; (iii) the appointment of a successor Trustee; (iv) the final payment to the CorTS Certificateholders; (v) any change in the location of the segregated account maintained by the Trustee for the benefit of the CorTS Certificateholders into which the Underlying Securities and all payments made on or with respect to the related Underlying Securities shall be credited; (vi) any notice, pursuant to the provision of the Call Warrants, of a Warrantholder’s exercise of its Call Warrants and (vii) notice from the Warrant Agent that it has received the warrant exercise purchase price defined in exercised Call Warrants with respect to such exercised Call Warrants on the Warrant Exercise Notice Date and (viii) any liquidation or distribution of the Trust following an SEC Reporting Failure.

Bankruptcy Remoteness

By its acceptance of a CorTS each CorTS Certificateholder will agree that until the date that is one year and one day after all distributions in respect of the CorTS have been made, such CorTS Certificateholder shall not take any action, institute any proceeding, join in any action or proceeding or otherwise cause or acquiesce to any action or proceeding against the Company or the Trust under the United States Bankruptcy Code or any other applicable liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law.  And, by its acceptance of a Call Warrant, each Warrantholder will agree that until the date that is one year and one day after all distributions in respect of the CorTS have been made, such Warrantholder shall not take any action, institute any proceeding, join in any action or proceeding or otherwise cause or acquiesce to any action or proceeding against the Company or the  Trust under the United States Bankruptcy Code or any other applicable liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law.

Events of Default

There are no events of default with respect to the CorTS.  If a Payment Default (or other default with respect to the Underlying Securities) occurs, the Trustee will act upon the instruction of CorTS Certificateholders, subject to the receipt of an indemnity in form and substance satisfactory to the Trustee, to recover amounts due on the Underlying Securities and distribute the proceeds from such recovery (after deducting the costs incurred in connection therewith and subject to the provisions set forth above under “—Certain Payments to CGMI”) to the CorTS Certificateholders and the I/O Certificateholders in the manner described herein.  See “Description of the CorTS—Recovery on Underlying Securities Following Payment Default” herein.

Trust Not Permitted to Enter into Other Transactions

The activities of the Trust will generally be limited to acquiring the Underlying Securities and any additional Underlying Securities and issuing the CorTS, the I/O Certificates and the Call Warrants and any CorTS, I/O Certificates and the Call Warrants issued upon the acquisition of any additional Underlying Securities.

Voting Rights

The CorTS Certificateholders will have 100% of the total voting rights as specified in the Trust Agreement (the “Voting Rights”).  All Voting Rights with respect to the CorTS will be allocated in proportion to the respective principal balances of the then-outstanding CorTS held by such CorTS Certificateholders on any date of determination; provided, however, that unless the Trustee has received an opinion of nationally recognized tax counsel to the effect that the Trust will not become a foreign trust in the absence of the following rule being applicable, the following rule shall apply: in the case of any vote or other decision of the CorTS Certificateholders under this Agreement, each CorTS Certificateholder (or in the case of CorTS issued as a global certificate, each beneficial owner of such CorTS) shall be treated as a United States person or a non-United States person, as the case may be, for U.S. federal income tax purposes based on the representation made by such person to the Trustee (and any CorTS Certificateholder not making any such representation shall be treated as a non-United States person for purposes of calculating the percentage of CorTS held by non-United States persons) and the aggregate voting power of all CorTS Certificateholders, or beneficial owners of Certificates, as the case may be, that are non-United States persons shall be limited to a number of votes so that the effect of such limitation is to limit the aggregate voting power of the non-United States CorTS Certificateholders, or non-United States beneficial owners of CorTS, as the case may be, to one Dollar less than the then outstanding principal balance needed to approve or block the approval of any matter being voted on.  (This rule will not apply if 100% of the CorTS Certificateholders of the then outstanding principal balance of CorTS are held or are beneficially owned by non-United States persons.)

Voting of Underlying Securities

The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by the depositary with respect thereto and except as otherwise limited by the Trust Agreement.  In the event that the Trustee receives a request from the Underlying Issuer for its consent to any amendment, modification or waiver of the Underlying Securities or any document relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee will give notice of such proposed amendment, modification, waiver or solicitation to DTC or, for any CorTS which are not held by DTC or any other depository, directly to the registered holders of the CorTS as of such date.  The Trustee will request instructions from the CorTS Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation.  The Trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal balances of the CorTS) as the CorTS were actually voted or not voted by the CorTS Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary stated herein, the Trustee will at no time vote in favor of or consent to any matter (i) which would defer the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities or (ii) which would result in the exchange, substitution or tender of any Underlying Security whether or not pursuant to a plan for the refunding or refinancing of such Underlying Security, except in each case with the unanimous consent of the CorTS Certificateholders, the I/O Certificateholders and the Warrantholders and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes.  The Trustee will have no liability for any failure to act resulting from CorTS Certificateholders’ late return of, or failure to return, directions requested by the Trustee from the CorTS Certificateholders.

Reports as to Compliance

The Trustee will be required to deliver to the Company by not later than March 31 of each year, starting in the year following the year of issuance of the CorTS, an officer’s certificate stating that:

•	a review of the activities and performance of the Trustee during the preceding calendar year in connection with the Trust Agreement has been made under such officer’s supervision; and

•
to the best of such officer’s knowledge, based on such review, the Trustee has fulfilled all of its obligations under the Trust Agreement for such year in all material respects, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the trustee to remedy such default.

In addition, on or prior to March 31 of each year, commencing with the year following the year of issuance of the CorTS, the Trustee will be required to deliver to the Company an Assessment of Compliance that contains the following:

•	a statement of the Trustee’s responsibility for assessing compliance with the servicing criteria applicable to it under the Trust Agreement;

•	a statement that the Trustee used certain of the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria under the Trust Agreement;

•
the Trustee’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the Trustee; and

•
a statement that a registered public accounting firm has issued an attestation report on the Trustee’s assessment of compliance with the applicable servicing criteria under the Trust Agreement during and as of the end of the prior calendar year.

The Trustee will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the Trustee’s assessment of compliance with the applicable servicing criteria under the Trust Agreement.

Certificateholders will be able to obtain copies of these statements and reports without charge upon written request to the Trustee.

Amendment of Trust Agreement

The Trust Agreement may be amended by the Company and the Trustee, without notice to or consent of the CorTS Certificateholders, for certain purposes including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add to the covenants, restrictions or obligations of the Company or the Trustee for the benefit of the Certificateholders, (iv) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement, so long as (x) any such addition, change or elimination described in (i), (ii), (iii) or (iv) will not, as evidenced by an opinion of counsel, cause the Trust to be characterized as an association taxable as a corporation (or a publicly traded partnership treated as a corporation) for U.S. federal income tax purposes or result in a sale or exchange of any CorTS Certificate for U.S. federal income tax purposes and (y) the Trustee has received written confirmation from each hired NRSRO with an outstanding rating for the CorTS that such amendment will not cause such hired NRSRO to reduce or withdraw the then current rating thereof, or (v) to comply with any requirements imposed by the Code.  Without limiting the generality of the foregoing, the Trust Agreement may also be modified or amended from time to time by the Company, and the Trustee, with the consent of the holders of CorTS evidencing not less than 66 2/3% of the Voting Rights of those CorTS that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, however, that if the outstanding ratings are not confirmed by each hired NRSRO, then the Trust Agreement may be amended or modified only with the consent of the holders of CorTS evidencing 100% of the CorTS.

No such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the unanimous consent of the holders of the Certificates or (ii) reduce the percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates then outstanding.

Holders of CorTS evidencing (i) not less than 66 2/3% of the Voting Rights may, on behalf of all Certificateholders, waive compliance by the Company or the Trustee with certain restrictive provisions of the Trust Agreement before the time for such compliance and (ii) more than 50% of the Voting Rights may, on behalf of all Certificateholders, waive any past default under the Trust Agreement with respect to the CorTS, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any CorTS Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding CorTS Certificate affected thereby.

Termination of the Trust

The Trust will terminate upon the earliest of (i) the payment in full on the Maturity Date or upon early redemption of the Underlying Securities (including a redemption resulting from an acceleration) and the distribution of the proceeds received, (ii) the distribution of the proceeds received upon a recovery on, or liquidation of, the Underlying Securities (after deducting the costs incurred in connection therewith) after a Payment Default thereof (or other default with respect to the Underlying Securities), (iii) the liquidation (and the distribution of the proceeds thereof) of the Underlying Securities in the event of an SEC Reporting Failure or (iv) the sale by the Trust in accordance with the Call Warrants of all the Underlying Securities and the distribution in full of all amounts due to the CorTS Certificateholders and the I/O Certificateholders.  Under the terms of the Trust Agreement and the Call Warrants, the CorTS Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities if and for so long as the Call Warrants remain outstanding, without the unanimous consent of the Warrantholders.

Remedies of Certificateholders

Any CorTS Certificateholder may institute any proceeding with respect to the Trust Agreement subject to the following conditions: (i) such holder previously has given to the Trustee written notice of breach; (ii) the holders of Certificates evidencing not less than the not less than 66 2/3% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity; and (iii) the Trustee for fifteen days has neglected or refused to institute any such proceeding.  The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Reports to Certificateholders; Notices

Reports to Certificateholders.  With each distribution to Certificateholders the Trustee will forward or cause to be forwarded to each such Certificateholder, to the Company and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

(i)           the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date; and

(ii)           the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise.

In the case of information furnished pursuant to subclause (i) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof.  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclause (i) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

Notices.  Any notice required to be given to a holder of a Registered Certificate will be mailed to the address of such holder set forth in the applicable Certificate Register.

Replacement Certificates

If a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the Trustee set forth in the Trust Agreement, upon payment by the holder of such expenses as may be incurred by the Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require.  Mutilated Certificates must be surrendered before new Certificates will be issued.

Termination

The obligations created by the Trust Agreement will terminate upon the payment to Certificateholders of all amounts held in the related Certificate Account and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the Underlying Securities subject thereto or the disposition of all property acquired upon foreclosure or liquidation of the Underlying Securities and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination.  In no event, however, will the Trust continue beyond [___________] [___], [_____].  Written notice of termination of the obligations with respect to the CorTS under the Trust Agreement will be provided as set forth above under “—Reports to Certificateholders; Notices—Notices,” and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

Duties of the Trustee

The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates, the Underlying Securities or related document.  The Trustee is required to perform only those duties specifically required under the Trust Agreement.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

Removal and Replacement of Trustee

The Trustee may at any time resign and be discharged by giving written notice thereof to the Trustor, the hired NRSROs and to all Certificateholders.  Upon receiving such notice of resignation, the Trustor shall promptly appoint a successor Trustee.  If a successor Trustee is not appointed by the Trustor or does not accept appointment within 30 days after the resigning Trustee gave its notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible to act as such and shall fail to resign after written request by the Trustor, or if at any time the Trustee shall become incapable of acting, or certain bankruptcy related events shall occur with respect to the Trustee, then the Trustor may remove the Trustee and appoint a successor Trustee.  Notice of such appointment shall be delivered to the Certificateholders by the Trustor.

The Holders of CorTS representing more than 50% of the aggregate Voting Rights may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact and duly authorized, one complete set of which instruments shall be delivered to the Trustor, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed.  A copy of such instrument shall be delivered to the Certificateholders by the Trustor.

Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

Expenses associated with changing from a Trustee to successor Trustee will be paid by the Trustor pursuant to a separate agreement with the Trustor.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of CorTS.  This discussion is for holders of CorTS that hold their CorTS as capital assets within the meaning of section 1221 of the Code, and except as specifically set forth, does not purport to discuss all U.S. federal income tax consequences that may be applicable to particular investors, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities, certain U.S. expatriates, partnerships, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, holders that hold their CorTS as part of a hedge, straddle or an integrated or conversion transaction, or holders whose functional currency is not the United States dollar.  In addition, it does not address the alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of CorTS.  For purposes of this tax discussion, references to a “holder” are to the beneficial owner of CorTS.

You are a “U.S. Holder” if you are a beneficial owner of CorTS that, for U.S. federal income tax purposes, is an individual citizen or resident of the United States, a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust where a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust (or a trust that has made a valid election under U.S. Treasury Regulations to be treated as a domestic trust).  You are a “Non-U.S. Holder” if you are a beneficial owner of CorTS that is not a U.S. Holder, other than a partnership.  If a partnership holds the CorTS, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership.  Partners of partnerships holding CorTS, and such partnerships, should consult their own tax advisors regarding the tax consequences of an investment in the CorTS (including their status as U.S. Holders or Non-U.S. Holders).

The authorities on which this discussion are based are subject to change or differing interpretations, which could apply retroactively, adversely affecting the statements and conclusions set forth below.  No rulings have been or will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

You should consult your own tax advisor with respect to the tax consequences of the purchase, ownership and disposition of CorTS, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal income tax laws or other tax laws.

Tax Treatment of the Trust

The parties to the Trust Agreement intend to treat the Trust as a grantor trust for U.S. federal income tax purposes.  It is the opinion of Special Tax Counsel that, assuming compliance with all provisions of the Trust Agreement without any waiver thereof, the Trust should not be classified for U.S. federal income tax purposes as an association taxable as a corporation (or a publicly traded partnership treated as a corporation).  Special Tax Counsel does not express any other opinions regarding the Trust or the CorTS.  Prospective investors should be aware that such classification is not binding on the IRS, and there can be no assurance that the IRS will not seek to characterize the Trust an association taxable as a corporation (or a publicly traded partnership treated as a corporation).  If the IRS successfully characterized the Trust as an association taxable as a corporation (or a publicly traded partnership treated as a corporation), the U.S. federal income tax consequences of an investment in the CorTS would materially differ from those discussed herein.  You should consult your own tax advisor regarding the tax consequences of an investment in the CorTS if the Trust were treated as an association taxable as a corporation (or a publicly traded partnership treated as a corporation).  Except as expressly set forth below, the remainder of this discussion assumes that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.  Additionally, the remainder of this discussion assumes that the Trust will be treated as a United States person within the meaning of Section 7701(a)(30) of the Code.  No election will be made to treat the Trust as other than a grantor trust for U.S. federal income tax purposes.

U.S. Federal Income Tax Characterization of the Underlying Securities

The Underlying Issuer intends to treat the Underlying Securities as debt for U.S. federal income tax purposes.  However, legislation has previously been proposed (but not enacted into law) that would, among other things, prohibit an issuer from claiming U.S. federal income tax deductions for interest on debt instruments that have a maturity of greater than forty (40) years.  There can be no assurance that this proposal or similar legislation will not be enacted in the future or that any such legislation, if enacted, would not have a retroactive effective date.  In the event legislation is passed that would (because the Underlying Securities had a maturity in excess of a permitted amount of years) curtail the Underlying Issuer’s ability to claim a U.S. federal income tax deduction for its interest expense incurred with respect to the Underlying Securities, the Underlying Issuer may exercise its right to shorten the maturity of the Underlying Securities.  It is possible that such event would be a taxable event for U.S. federal income tax purposes.

Although the Underlying Issuer is taking the position that the Underlying Securities are debt for U.S. federal income tax purposes, the Underlying Securities Prospectus does not indicate that an opinion (as to their status as debt) was given.  If the Underlying Securities are not debt for U.S. federal income tax purposes, then, among other consequences, interest on the Underlying Securities could be characterized as dividends for U.S. federal income tax purposes and may be subject to U.S. federal withholding tax unless reduced or eliminated by an applicable income tax treaty.  The Trust currently intends to take the position that the Underlying Securities are debt for U.S. federal income tax purposes.

U.S. Federal Income Tax Treatment of the CorTS

For U.S. federal income tax purposes, a CorTS represents two separate components – an interest in the Underlying Securities other than the interest represented by the I/O Certificates (the “Stripped Underlying Securities”) and your pro rata share of the obligation under the Call Warrants.  Thus, for U.S. federal income tax purposes, you should be treated as the owner of your pro rata share of the Stripped Underlying Securities and as the writer of your pro rata share of the Call Warrants and should be taxed on each component separately.

The Trust will not identify the Stripped Underlying Securities and Call Warrants as part of an integrated transaction under U.S. Treasury Regulations Section 1.1275-6.  Prospective investors should consult their own tax advisors regarding whether such treatment is available to them on an individual basis and, if so, whether or not it would be beneficial to them.  Among other U.S. federal income tax consequences of such identification is the treatment generally of each CorTS as a synthetic debt instrument issued on the date it is acquired by the holder of the CorTS.  It is also possible that, for U.S. federal income tax purposes, the CorTS will be treated as actual debt instruments issued on the closing date.  In that case, the CorTS would be taxed like conventional debt instruments.

U.S. Federal Income Taxation of U.S. Holders of CorTS

If you are a U.S. Holder of CorTS, for U.S. federal income tax purposes, you will be deemed (i) to have received $[2.00] from writing your pro rata share of the Call Warrants (referred to herein as the “Call Warrant Premium”) and (ii) to have paid $[27.00] for your interest in the Stripped Underlying Securities.  If you are a U.S. Holder, for U.S. federal income tax purposes, you will be deemed to have purchased your interest in the Stripped Underlying Securities at a premium because the basis allocated to your interest in the Stripped Underlying Securities ($[27.00]) will exceed your interest in the principal amount of the Stripped Underlying Securities ($[25.00]).  You should consult your own tax advisor with respect to whether you should elect to amortize such premium under section 171 of the Code using a constant yield method over the term of the Stripped Underlying Securities.  If you make this election with respect to the Stripped Underlying Securities, the election will also apply to all debt instruments having bond premium that you own or subsequently acquire.

If you are a U.S. Holder, for U.S. federal income tax purposes, you will be required to include in income your pro rata share of all interest payments on the Stripped Underlying Securities received by the Trust in accordance with your usual method of tax accounting, your pro rata share of the Call Warrant Premium should not be included in gross income prior to the exercise, transfer, lapse or termination of the Call Warrants.

On behalf of the holders of the CorTS, the Trustee will identify (within the meaning of Section 1092(a)(2)(B) of the Code) your interests in the Call Warrants and the Stripped Underlying Securities as identified positions of an identified straddle.  However, there is no specific provision permitting trustees of grantor trusts to make this identification on behalf of a trust’s beneficial owners.  Before you purchase a CorTS, you should consider making your own identification on a protective basis (a “protective identification”) and retaining such identification in your own books and records.  Section 1092 of the Code requires that any identified straddle be clearly identified on your books and records before the earlier of (i) the close of the day on which the straddle is acquired or (ii) such time as the Treasury may prescribe by regulations.  To date no such regulations have been promulgated.  In general, provided that you do not own any position that offsets either your interest in the Stripped Underlying Securities or the Call Warrants, other than the positions you own as a result of holding a CorTS, you will be subject to U.S. federal incme tax generally in the same manner whether or not the Trustee’s identification or your protective identification is respected.

If you own one or more positions, other than the positions you own as a result of holding CorTS, that offset either your interest in the Stripped Underlying Securities or the Call Warrants, you may be able to identify some or all of such positions and one or more of the components of your CorTS as identified positions of an identified straddle.  If you do not want to be bound by the Trustee’s identification, either because you do not wish to make any identification or because you wish to identify other positions that you own and one or more of the components of your CorTS as identified positions of an identified straddle, you must affirmatively disavow the Trustee’s identification and, if applicable, make your own alternative identification in your books and records on or before the day you purchase your CorTS.  Although the Trustee’s identification is expected to be beneficial to holders of CorTS, you should consult your own tax advisor concerning whether you should disavow the Trustee’s identification and, if applicable, make any alternative identification.  The following summary assumes that either the Trustee’s identification or your protective identification is respected.

If you are a U.S. Holder, upon the sale, exchange or other disposition of CorTS, for U.S. federal income tax purposes, the amount received on the sale, exchange or other disposition should be allocated between both components of the CorTS, based on the fair market values of the Stripped Underlying Securities and the assumption of your pro rata share of the obligations under the Call Warrants, and gain or loss should be determined separately with respect to each component.  You should consult your own tax advisor concerning how to allocate both the amount received and the amount of any gain or loss between the two components of the CorTS.  You should recognize capital gain or loss on your pro rata share of the Stripped Underlying Securities in an amount equal to the portion of the amount received on the sale, exchange or other disposition of CorTS that is allocable to the Stripped Underlying Securities less the portion of the amount paid for the CorTS that is allocable to the Stripped Underlying Securities and less any premium you elect to amortize with respect to the Stripped Underying Securities.  Although the CorTS are expected to trade “flat” (i.e., without a specific allocation to accrued interest), a portion of the amount realized on a sale, exchange or other disposition of your CorTS may be treated as accrued interest with respect to the Stripped Underlying Securities.  The amount of such accrued interest should be taxed to you as ordinary interest income for U.S. federal income tax purposes.  Your pro rata share of the Call Warrant Premium should be treated as short-term capital gain upon a lapse of the Call Warrants, and (B) upon the exercise of the Call Warrants or a sale, exchange or other disposition of the CorTS, you should recognize capital gain or loss, as the case may be, calculated by reference to the difference between your ratable share of the Call Warrant Premium and the amount received on the sale, exchange or other disposition of a CorTS that is allocated to the Call Warrants.  Such gain or loss will be short-term capital gain or loss, even if you hold your CorTS for more than one year.

Certain non-corporate U.S. Holders of CorTS will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts (other than grantor trusts)) for the relevant taxable year and (2) the excess of the U.S. Holder’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and trusts (other than grantor trusts)) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances).  A U.S. Holder’s calculation of net investment income generally will include interest and capital gains received from the sale, exchange, redemption, retirement or other taxable disposition of CorTS, unless such interest or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).  If you are a non corporate U.S. Holder of CorTS (other than a grantor trust), you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in the CorTS.

If you are a U.S. Holder, you may be able to deduct, under Section 162 or 212 of the Code, your pro rata share of any fees, administrative expenses and other expenses of the Trust in accordance with your usual method of tax accounting.  The Code limits the deductions for these miscellaneous itemized deductions for some investors; more particularly, if you are an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Code.

Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate 2% of a taxpayer’s adjusted gross income.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  The amount of additional taxable income reportable by a U.S. Holder that is subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.  Additionally, miscellaneous itemized deductions in excess of the 2% threshold, when combined with certain of the individual taxpayer’s other itemized deductions, generally will be reduced (for taxable years beginning after December 31, 2012) by 3% of the taxpayer’s adjusted gross income in excess of a threshold amount.  Prospective investors should consult with their own tax advisors prior to making an investment in the Certificates.

Possible Characterization of the Trust as a Partnership or a Disregarded Entity

If the IRS were to contend successfully that the Trust is not a grantor trust for U.S. federal income tax purposes, the Trust could be classified for U.S. federal income tax purposes as a disregarded entity, if there is one beneficial owner of CorTS, and as a partnership that is not a publicly traded partnership (a “Partnership”), if there is more than one beneficial owner of CorTS.  If you are a U.S. Holder and the Trust were treated as a disregarded entity, the income reportable by you, for U.S. federal income tax purposes, with respect to distributions by the Trust, and the sale, exchange, retirement of other disposition of the Stripped Underlying Securities or the transfer, termination or exercise of the Call Warrants, should not differ materially from the income reportable by you as the owner of pro rata undivided interest in the Stripped Underlying Securities and the Call Warrants.  If the Trust were characterized as a Partnership for U.S. federal income tax purposes, (i) the Trust would be required to account for its income and deductions at the Trust level (not necessarily taking into account any particular holder’s circumstances, including any difference between the holder’s basis in its CorTS and the Trust’s basis in its assets) and to utilize a taxable year for reporting purposes and (ii) if you are a U.S. Holder, you would be required to separately take into account your distributive share of income and deductions of the Trust.  You would take into account your distributive share of Trust income and deductions for each taxable year of the Trust in your taxable year which ends with or within the Trust’s taxable year.  Your share of the income of the Trust computed, for U.S. federal income tax purposes, at the Trust level would not necessarily be the same as if computed under the rules described above under “U.S. Federal Income Taxation of U.S. Holders of CorTS” and, in particular, may not take account of any difference in the yield on the CorTS to you based on your purchase price and the yield on the Underlying Securities determined at the Trust level.

U.S. Federal Income Taxation of Non-U.S. Holders of CorTS

If you are a Non-U.S. Holder and the Underlying Securities are property characterized as indebtedness for U.S. federal income tax purposes, and provided that you are not (1) a controlled foreign corporation, as such term is defined in the Code, which is related to the Underlying Issuer through stock ownership, (2) a person owning, actually or constructively, securities representing at least 10% of the total combined outstanding voting power of all classes of voting stock of the Underlying Issuer, or (3) a bank that acquired CorTS in consideration of an extension of credit made pursuant to a loan agreement entered into in the ordinary course of  business, payments of principal of, and interest on, the Stripped Underlying Securities to you should not be subject to U.S. federal withholding tax provided that you comply with applicable requirements described below under the heading “—U.S. Backup Withholding Tax and Information Reporting.”  If the Underlying Securities are not debt for U.S. federal income tax purposes, among other consequences, interest on the Underlying Securities could be characterized as dividends for U.S. federal income tax purposes and may be subject to U.S. federal withholding tax unless reduced or eliminated by an applicable income tax treaty.  The Trust currently intends to take the position that the Underlying Securities are debt for U.S. federal income tax purposes.

If you are a Non-U.S. Holder of CorTS, provided that you comply with applicable requirements described below under the heading “—U.S. Backup Withholding Tax and Information Reporting,” any gain realized by you upon the sale, exchange or retirement of CorTS generally should not be subject to U.S. federal income tax, unless (i) such gain is effectively connected with the conduct by you of a trade or business in the United States; or (ii) if you are an individual, you are present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement and certain other conditions are met.

U.S. Backup Withholding Tax and Information Reporting

Payments on the CorTS generally will be subject to U.S. information reporting and “backup withholding.”  Under Section 3406 of the Code and applicable U.S. Treasury Regulations issued thereunder, if you are a non-corporate U.S. Holder of CorTS, you may be subject to backup withholding at the current rate of 28% (which rate is scheduled to increase to 31% for taxable years beginning after December 31, 2012 unless the current 28% rate is extended by Congress) with respect to “reportable payments,” which include interest paid on the Underlying Stripped Securities, the Call Warrant Premium and the gross proceeds of a sale, exchange, redemption, retirement or other disposition of the CorTS.  The payor will be required to deduct and withhold the prescribed amounts if (i) you fail to furnish you U.S. taxpayer identification number (“TIN”) to the payor in the manner required, (ii) the IRS notifies the payor that the TIN furnished by you is incorrect, (iii) there has been a “notified payee underreporting” described in Section 3406(c) of the Code or (iv) you have failed to certify under penalty of perjury that the you are not subject to backup withholding under Section 3406(a)(1)(C) of the Code.  Amounts withheld under the backup withholding rules may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Under current U.S. Treasury Regulations, payments of principal and interest on the Stripped Underling Securities, the Call Warrant Premium and proceeds of the sale, exchange, redemption, retirement or other disposition of CorTS, to a holder that is not a United States person will not be subject to any backup withholding tax requirements if the beneficial owner of the CorTS or a financial institution holding CorTS on behalf of the beneficial owner in the ordinary course of its trade or business provides an appropriate certification to the payor and the payor does not have actual knowledge that the certification is false.  If a beneficial owner provides the certification, the certification must give the name and address of such owner, state that such owner is not a United States person, or, in the case of an individual, that such owner is neither a citizen nor a resident of the United States, and the owner must sign the certificate under penalties of perjury.  If a financial institution, other than a financial institution that is a qualified intermediary, provides the certification, the certification must state that the financial institution has received from the beneficial owner the certification set forth in the preceding sentence, set forth the information contained in such certification, and include a copy of such certification, and an authorized representative of the financial institution must sign the certificate under penalties of perjury.

In the case of payments to a foreign partnership, foreign simple trust or foreign grantor trust, other than payments to a foreign partnership, foreign simple trust or foreign grantor trust that qualifies as a withholding foreign partnership or a withholding foreign trust within the meaning of applicable U.S. Treasury Regulations and payments to a foreign partnership, foreign simple trust or foreign grantor trust that are effectively connected with the conduct of a trade or business within the United States, the partners of the foreign partnership, the beneficiaries of the foreign simple trust or the persons treated as the owners of the foreign grantor trust, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from withholding and backup withholding tax requirements.  The current backup withholding tax rate is 28% (which rate is scheduled to increase to 31% for taxable years beginning after December 31, 2012 unless the current 28% rate is extended by Congress).

In addition, if the foreign office of a foreign “broker,” as defined in applicable U.S. Treasury Regulations pays the proceeds of the sale of CorTS to the seller of CorTS, U.S. backup withholding tax and information reporting requirements will not apply to such payment provided that such broker derives less than 50% of its gross income for certain specified periods from the conduct of a trade or business within the United States, is not a controlled foreign corporation, as such term is defined in the Code, and is not a foreign partnership (1) one or more of the partners of which, at any time during its tax year, are U.S. persons (as defined in U.S. Treasury Regulations Section 1.441-1(c)(2)) who, in the aggregate hold more than 50% of the income or capital interest in the partnership or (2) which, at any time during its tax year, is engaged in the conduct of a trade or business within the United States.  Moreover, the payment by a foreign office of other brokers of the proceeds of the sale of a Bond, will not be subject to backup withholding unless the payer has actual knowledge that the payee is a U.S. person.  Principal and interest so paid by the U.S. office of a custodian, nominee or agent, or the payment by the U.S. office of a broker of the proceeds of a sale of a Bond, is subject to backup withholding requirements unless the beneficial owner provides the nominee, custodian, agent or broker with an appropriate certification as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

Trust Reporting

The Trustee will be responsible for income tax reporting in respect of the Trust, and will furnish the holders of CorTS with information from time to time in accordance with the requirements of the Trust Agreement.

Reportable Transactions Reporting

Prospective investors should consult with their own tax advisors regarding whether they are required to file an IRS Form 8886 in respect of this transaction (relating to certain “reportable transactions”).  Thus, for example, if a U.S. Holder were to incur a loss with respect to its CorTS, it is possible that this loss could constitute a reportable transaction and need to be reported on Form 8886.  As another example, a transaction may be reportable if it is offered under conditions of confidentiality.  In this regard, each prospective investor (and each of their respective employees, representatives or other agents) is hereby advised that it is permitted to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions described herein (including the ownership and disposition of the CorTS) except where confidentiality is reasonably necessary to comply with the securities laws of any applicable jurisdiction.  Significant penalties apply for failure to file Form 8886 when required, and U.S. Holders are therefore urged to consult their own tax advisors.

Foreign Account Tax Compliance Act

Pursuant to Sections 1471-1474 of the Code (“FATCA”), U.S. issuers of debt instruments, financial intermediaries and counterparties to financial contracts such as the Call Warrants may be required to withhold U.S. tax on payments to Non-U.S. Holders.  However, under U.S. Treasury regulations, debt instruments and certain financial contracts  that are issued or entered into on or prior to December 31, 2013 generally would not be subject to FATCA withholding.  Accordingly, if payments under the CorTS  arising from Underlying Securities issued prior to January 1, 2014 (including proceeds from a disposition of the Underlying Securities pursuant to an exercise of the Call Warrants) should not be subject to the withholding tax under FATCA.  The treatment of the Call Warrant Premium under the foregoing rule is unclear; however, Call Warrant Premium arising prior to January 1, 2014 should not be subject to withholding under FATCA.

If the Underlying Securities or the Call Warrants were materially modified on or after January 1, 2014, the modified Underlying Securities or Call Warrants may not be eligible for such an exemption.  Holders of CorTS should consult their own tax advisors on how these rules may apply to their investment in the CorTS.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986 (the “Code”) impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, including an individual retirement account (“IRA”) or Keogh plan or (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (each, a “Plan”).

ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code (collectively, “Parties in Interest”).  Thus, a Plan fiduciary considering an investment in CorTS should consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code.  The Underlying Issuer, the Underwriter, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans.

If an investment in CorTS by a Plan were to result in the assets of the Trust being deemed to constitute “plan assets” of such Plan, certain aspects of such investment, including the operations of the Trust and the deemed extension of credit between the Underlying Issuer and the holder of a CorTS (as a result of the Underlying Securities being deemed to be “plan assets”), as well as subsequent transactions involving the Trust or its assets, might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under a statutory exemption or an applicable exemption issued by the United States Department of Labor (the “DOL”).  Neither ERISA nor the Code defines the term “plan assets.”  Under Section 2510.3-101 of the DOL regulations (the “Regulation”), a Plan’s assets may include the assets of an entity if the Plan acquires an “equity interest” in such entity.  Thus, if a Plan acquires a CorTS, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section
4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust, unless an exception applies under the Regulation.

It is expected that the CorTS will satisfy the criteria for treatment as publicly-offered securities under the Regulation.  A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

The Underwriter will verify that there will be at least 100 separate purchasers (whom the Underwriter has no reason to believe are not independent of the Company or of one another) at the conclusion of the initial offering.  There is no assurance that the 100 independent investor requirement of the “publicly-offered security” exception will, in fact, be satisfied.

Nothing herein shall be construed as a representation that an investment in the CorTS would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.  Any Plan or any other entity the assets of which are deemed to be “plan assets,” such as an insurance company investing assets of its general account, proposing to acquire CorTS should consult with its counsel.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”) between the Underwriter and the Company, the Trust will sell the CorTS to the Underwriter, and the Underwriter has agreed to purchase from the Trust all of the CorTS.  In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the CorTS if any CorTS are purchased.

The Company has been advised by the Underwriter that it proposes initially to offer the CorTS to the public at the public offering price set forth on the cover page of this prospectus, and to certain dealers at such price less a concession not in excess of $[___]  per CorTS.  The Underwriter may allow and such dealers may reallow a concession not in excess of $[___].  After the initial public offering, the public offering price and the concessions may be changed.

The CorTS are a new issue of securities with no established trading market.  Application will be made to list the CorTS on the NYSE.  In order to meet one of the requirements for listing the CorTS on the NYSE, the Underwriter has undertaken to sell the CorTS to a minimum of 400 beneficial owners.  If approved for listing, trading of the CorTS on the NYSE is expected to commence within the 30-day period after the initial delivery thereof.  The Underwriter has told the Company that it presently intends to make a market in the CorTS prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations.  The Underwriter is not obligated, however, to make a market in the CorTS.  Any market making by the Underwriter may be discontinued at any time at the sole discretion of the Underwriter.  No assurance can be given as to whether a trading market for the CorTS will develop or as to the liquidity of any trading market.

The CorTS are expected to trade flat.  This means that any accrued and unpaid interest on the CorTS will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the CorTS not included in the trading price.

Until the distribution of the CorTS is completed, rules of the SEC may limit the ability of the Underwriter to bid for and purchase the CorTS.  As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the CorTS.  Possible transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the CorTS.

If the Underwriter creates a short position in the CorTS in connection with this offering, that is, if they sell a greater aggregate principal amount of CorTS than is set forth on the cover page of this prospectus, the Underwriter may reduce that short position by purchasing CorTS in the open market.  The Underwriter may also impose a penalty bid on certain selling group members.  This means that if an Underwriter purchases CorTS in the open market to reduce its short position or to stabilize the price of the CorTS, it may reclaim the amount of the selling concession from the selling group members who sold those CorTS as part of the offering.

In general, purchase of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a CorTS to the extent that it were to discourage resales of the CorTS.

Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transaction described above might have on the price of the CorTS.  In addition, neither the Company nor the Underwriter makes any representation that the Underwriter will engage in such transactions.  Such transactions, once commenced, may be discontinued without notice.

The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

CGMI is an affiliate of the Company, and the participation by CGMI in the offering of the CorTS complies with Conduct Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

Alternative Settlement Date

It is expected that delivery of the CorTS will be made on or about the date specified on the cover page of this prospectus, which will be the fifth business day following the date of this prospectus. Under Rule 15c6-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade CorTS on the date of this prospectus or the next succeeding business day will be required to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of CorTS who wish to trade CorTS on the date of this prospectus or the next succeeding business day should consult their own advisors.

RATINGS

It is a condition to the establishment of the Trust and the issuance of the CorTS that the CorTS be rated the same as the Underlying Securities.

Ratings assigned to the CorTS address the likelihood of the receipt by holders of the CorTS of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities.  The rating does not address the likelihood of the Underlying Issuer failing to report under the Exchange Act.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the hired NRSRO.  Each security rating should be evaluated independently of any other security rating.  You will not be notified of any changes to any ratings of the CorTS.

The Company has not requested a rating on the CorTS by any rating agency other than the hired NRSRO.  However, there can be no assurance as to whether any non-hired NRSRO will rate the Certificates, or, if it does, what rating would be assigned by any such non-hired NRSRO.  A rating on the Certificates by a non-hired NRSRO, if assigned at all, may be lower than the ratings assigned to the Certificates by the hired NRSRO.

LEGAL OPINIONS

Certain legal matters relating to the CorTS will be passed upon for the Company and for the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

APPENDIX A

DESCRIPTION OF THE UNDERLYING SECURITIES

The “Summary of Terms of the Underlying Securities” and the “Excerpts From the Underlying Securities Prospectus” below are qualified in their entirety by reference to the Underlying Securities Prospectus and the Underlying Securities Registration Statement referred to below.  Prospective investors in the CorTS are urged to obtain a copy of and read the Underlying Securities Prospectus and the Underlying Securities Registration Statement.  Neither the Company nor any of its affiliates nor the Underwriter makes any representation about the completeness or accuracy of information in the Underlying Securities Prospectus or the Underlying Securities Registration Statement.

1. Summary of Terms of the Underlying Securities
Underlying Issuer:	[_________________________]
Underlying Securities:	[____]% Debentures due on [_________], [_____]
Original Principal Amount Issued:	$[_________]
CUSIP No.:	[_________]
Stated Interest Rate:	[_____]% per annum
Interest Payment Dates:	[_________] and [_________]
Maturity Date:	[_________], [_____]
Redemption:
The Underlying Issuer has the right to redeem the Underlying Securities in whole or in part, at any time, at a price equal to the greater of (i) 100% of the principal amount of the Underlying Securities being redeemed or (ii) the present value of the remaining scheduled payments of principal and interest discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a certain treasury benchmark rate plus [___]%, plus in each case, accrued interest thereon to the redemption date.

Minimum Denomination:	$[1,000]
Currency of Denomination:	U.S. dollars
Form:	Book-Entry

A-1

Underlying Securities Prospectus:	Prospectus supplement dated [_______] [__], [____] related to a prospectus dated [_______] [__], [____]
Underlying Securities Registration Statement:	[__________]
Principal Amount of Underlying Securities Deposited Under Trust Agreement:	$[_________]

The Underlying Securities will be held by the Trustee for the Owners of Certificates as book-entry credits to an account of the Trustee at [DTC].

2.  Excerpts From the Underlying Securities Prospectus

Set forth below are summaries of certain sections or excerpts of certain sections of the Underlying Securities Prospectus, and which set forth material terms of the Underlying Securities.  Prospective investors in the CorTS are urged to read the full text of the Underlying Securities Prospectus.  The term “Debentures” includes the Underlying Securities.  All references to section numbers hereof relate to the section numbers of the Underlying Securities Indenture (as defined below).  You should refer to the Underlying Securities Prospectus for definitions of capitalized terms not defined in this section.

[INSERT EXCERPTS FROM UNDERLYING PROSPECTUS]

A-2

APPENDIX B
ALLOCATION PERCENTAGES

If the date upon which an Allocation Percentage is to be applied (the “Allocation Date”) is other than a date set forth on this Appendix B (a “Scheduled Allocation Date”), then the Allocation Percentage set forth opposite the Scheduled Allocation Date immediately preceding the Allocation Date shall apply.

Scheduled Allocation Date	Class A Allocation Percentage	Class B Allocation Percentage

B-1

INDEX OF TERMS

Administrative Action	41	issuing entity	8
Allocation Date	B-1	Maturity Date	33
Allocation Percentages	24, 40	Non-U.S. Holder	53
Base Trust Agreement	8	NYSE	5, 32
Business Day	34	Optional Redemption	15, 25, 38
Call Warrant Premium	55	Parties in Interest	60
Call Warrants	4, 31, 36	Partnership	57
Certificateholders	31	Payment Default	39
Certificates	9	Plan	60
CFPI	30	Regulation	61
CGMI	4, 9, 31	Scheduled Allocation Date	B-1
Code	6, 60	SEC	1
Company	4, 8, 30, II-4	SEC Reporting Failure	11, 40
CorTS	ii, 31	Securities Act	32
CorTS Certificateholders	31	Special Tax Counsel	17
CorTS Maturity Date	5	Stripped Underlying Securities	54
CorTS Trust	4, 8	Tax Event	41
Debentures	A-2	Trust	4, 8
Definitive Certificate	41	Trust Agreement	8
DOL	61	Trust Supplement	8
DTC	28, 39	Trustee	4, 8
ERISA	60	Trustor	8
Exchange Act	24	U.S. Bank	8
Exercise Premium	37	U.S. Holder	52
Exercise Price	12, 36	Underlying Issuer	4, 9, 31
FATCA	60	Underlying Securities	4, 9, 31
hired NRSRO	6	Underlying Securities Prospectus	32
holder	52	Underlying Securities Registration	32
I/O Certificate Maturity Date	10	Statement
I/O Certificateholders	31	Underwriter	6, 31
I/O Certificates	4, 31	Underwriting Agreement	61
I/O Payment Amount	38	Voting Rights	47
interest distribution date	34	Warrant Agent	36
interest distribution period	34	Warrant Agent Agreement	36
IRA	60	Warrant Exercise Date	37
IRS	26	Warrantholders	31

B-2

PART II

Item 13.     Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$[____].00
Printing and Engraving Expenses	*
Trustee's Fees	*
Legal Fees and Expenses	*
Blue Sky Fees and Expenses	*
Accountants' Fees and Expenses	*
Hired NRSRO Fees	*
Miscellaneous	*

Total	$*

*To be provided by amendment.

Item 14.     Indemnification of Directors and Officers

The Company's By-laws provide for indemnification of directors and officers of the Company to the fullest extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

The Company carries directors' and officers' liability insurance that covers certain liabilities and expenses of the Company's directors and officers.

Item 15.     Recent Sales of Unregistered Securities

 [INSERT DESCRIPTION OF ANY UNREGISTERED OFFERINGS BY SPC IN THE LAST 3 YEARS]

Item 16.      Exhibits

1.1	Form of proposed Underwriting Agreement for Trust Certificates to be distributed in the United States.

3.1	Amended and Restated Certificate of Incorporation of Structured Products Corp.

3.2	By-Laws of Structured Products Corp.

4.1	Form of Base Trust Agreement.

4.2	Form of CorTS Supplement 2013-1 to Base Trust Agreement.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.

23.1	Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

24.1	Powers of Attorney (included on page II-[__]).

25.1	Statement of eligibility of Trustee (U.S. Bank National Association).

Item 17.              Undertakings

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Undertaking in Respect of Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this [__]  day of [______], 2013.

STRUCTURED PRODUCTS CORP.,

By:	/s/ Stanley Louie
Name: Stanley Louie
Title: Vice President, Finance Officer

 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter O. Aherne, Stanley Louie, Jee-Won Yang, Mark Gitlen and Phillip U. Tremmel as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Structured Products Corp. (the “Company”)) to sign the Registration Statement on Form S-1, as filed by the Company on or about [_________], 2013, any or all amendments (including pre-effective and post-effective amendments) thereto, any registration statement for the same officer that is to be effective upon filing per Rule 462(b) under the Securities Act of 1933 and other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in person, hereby ratifying and confirming said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

[_______], 2013	By:	/s/ Peter O. Aherne
Date		Name: Peter O. Aherne
Title: Director, President (Principal Executive Officer)

[_______], 2013	By:	/s/ Orlando Figueroa
Date		Name: Orlando Figueroa
Title: Director

[_______], 2013	By:	/s/ Stanley Louie
Date		Name: Stanley Louie
Title: Director

[_______], 2013	By:	/s/ Cliff Verron
Date		Name: Cliff Verron
Title: Vice President, Finance Officer
(Principal Accounting Officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of proposed Underwriting Agreement for Trust Certificates to be distributed in the United States.
3.1	Certificate of Incorporation of Structured Products Corp.
3.2	By-laws of Structured Products Corp.
4.1	Form of Base Trust Agreement.
4.2	Form of Supplement to Base Trust Agreement.
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.
8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.
23.1	Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibits 5.1 and 8.1).
24.1	Powers of Attorney (included on page II-4)
25.1	Statement of eligibility of Trustee (U.S. Bank National Association).

ii